As filed with the Securities and Exchange Commission on March __, 2000

                                              Registration No.
                                                              ------------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                                    Under The
                             Securities Act of 1933

                   MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC.
                 (Name of Small Business Issuer in its Charter)

                                    Colorado
                        ---------------------------------
                          (State or Other Jurisdiction
                        of Incorporation or Organization)

                                      2835
                          ----------------------------
                          (Primary Standard Industrial
                           Classification Code Number)

                                   84-1191749
                               -------------------
                                (I.R.S. Employer
                               Identification No.)

                        1880 Industrial Circle, Suite B-3
                            Longmont, Colorado 80501
                                 (303) 485-8500
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                        1880 Industrial Circle, Suite B-3
                            Longmont, Colorado 80501
                   -------------------------------------------
                   (Address and Principal Place of Business or
                      Intended Principal Place of Business)

                                Malcolm H. Benedict
                               2595 Canyon Blvd.,
                                   Suite 160
                               Boulder, CO 80302
                                 (303) 485-8500
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                                Arnold R. Kaplan
            Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.
                         1775 Sherman Street, Suite 2100
                             Denver, Colorado 80203
                                 (303) 831-0909

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    ------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

 =====================================================================================================================

                                                            Proposed Maximum       Proposed Maximum       Amount of
Title Each Class of Securities           Amount To Be            Offering              Aggregate        Registration
      To Be Registered                    Registered        Price per share(1)      Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               1,000,000               $10.00             $10,000,000           $2780
----------------------------------------------------------------------------------------------------------------------
Representative's Warrants to purchase         66,667               $.0001             $      6.67              --
Common Stock
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,                 66,667               $10.00             $   666,670           $ 185
issuable upon Exercise of
Representative's Warrants(1)
----------------------------------------------------------------------------------------------------------------------
                                                      Total.................................................$2965
----------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for purposes of calculating the registration fee.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC.


                              CROSS-REFERENCE SHEET
                   (Between Items of Form SB-2 and Prospectus)

Form SB--2 Item No. and Caption                                            Prospectus Captions

-------------------------------------------------------------------------------------------------------------------------
1.       Front of Registration                                  Front Cover Page; Plan of Distribution.
                 Statement and Outside Front
                 Cover of Prospectus.
-------------------------------------------------------------------------------------------------------------------------
2.       Inside Front and Outside Back                          Inside Front Cover Page;
              Cover Pages of Prospectus.                        Available Information; Back Cover Page.
-------------------------------------------------------------------------------------------------------------------------
3.         Summary Information and Risk                         Prospectus Summary; The Company;
                 Factors.                                       Risk Factors.
-------------------------------------------------------------------------------------------------------------------------
4.         Use of Proceeds.                                     Use of Proceeds.
-------------------------------------------------------------------------------------------------------------------------
5.         Determination of Offering Price.                     Plan of Distribution.
-------------------------------------------------------------------------------------------------------------------------
6.         Dilution.                                            Dilution.
-------------------------------------------------------------------------------------------------------------------------
7.         Selling Security Holders.                            Not Applicable.
-------------------------------------------------------------------------------------------------------------------------
8.         Plan of Distribution.                                Front Cover Page; Plan of Distribution.
-------------------------------------------------------------------------------------------------------------------------
9.         Legal Proceedings.                                   Business.
-------------------------------------------------------------------------------------------------------------------------
10.       Directors, Executive                                  Management; Principal Stockholders.
                Officers, Promoters and
                 Control Persons.
-------------------------------------------------------------------------------------------------------------------------
11.       Security Ownership of Certain Beneficial              Principal Stockholders.
              Owners and Management.
-------------------------------------------------------------------------------------------------------------------------
12.        Description of Securities.                           Description of Capital Stock.
-------------------------------------------------------------------------------------------------------------------------
13.        Interest of Named Experts and Counsel.               Experts.
-------------------------------------------------------------------------------------------------------------------------
14.        Disclosure of Commission Position on                 Indemnification.
              Indemnification for Securities Act
              Liabilities.
-------------------------------------------------------------------------------------------------------------------------
15.       Organization Within Last Five                         Not Applicable.
              Years.
-------------------------------------------------------------------------------------------------------------------------
16.       Description of Business.                              Business.
-------------------------------------------------------------------------------------------------------------------------
17.       Management's Discussion and Analysis or Plan of       Plan of Operation.
              Operation.
-------------------------------------------------------------------------------------------------------------------------
18.       Description of Property.                              Business.
-------------------------------------------------------------------------------------------------------------------------
19.       Certain Relationships and Related Transactions.       Certain Transactions.
-------------------------------------------------------------------------------------------------------------------------
20.     Market for Common Equity and Related Stockholder        Front Cover Page; Capitalization; Dividends; Description
              Matters.                                          of Securities; Principal Shareholders.
-------------------------------------------------------------------------------------------------------------------------
21.  Executive Compensation.                                    Management.
-------------------------------------------------------------------------------------------------------------------------
22.  Financial Statements.                                      Selected Financial Data; Financial Statements.
-------------------------------------------------------------------------------------------------------------------------
23.  Changes in and Disagreements With Accountants              Not Applicable.
              on Accounting and Financial Disclosure.
-------------------------------------------------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                1,000,000 Shares

                   Molecular Diagnostics & Therapeutics, Inc.

                                  Common Stock

                                    1,000,000

         This offering includes a minimum escrowed number of shares (200,000) equal to $2,000,000 and a maximum number of shares (1,000,000) equal to $10,000,000. The minimum must be reached by ______, 200_, which period may be extended for an additional 180 days at the option of the Company, or funds will be returned without interest.

         Prior to this offering, there has been no public market for the common stock. The Company is applying for listing on The NASDAQ Small Cap Market.

         Please see "Risk Factors" beginning on page 6 to read about certain factors you should consider before buying shares of any common stock.

                               -------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------


                                                                               Total             Total
                                                        Per Share              Minimum          Maximum
                                                        ---------             ----------       -----------
Public offering price                                     $10.00              $2,000,000       $10,000,000
Underwriting discount                                     $  .80              $  160,000       $   800,000
Proceeds, before expenses, to the Company                 $ 9.20              $1,840,000       $ 9,200,000
                                                        ---------             ----------       -----------





            THREE ARROWS CAPITAL CORP. TRAVIS MORGAN SECURITIES, INC.

                        Prospectus dated March ___, 2000

          Page 2, inside front cover, a graphical representation of the
                        Company's objectives and vision.





                                    [photo]



                 M.D.T.I. Proposed Manufacturing & PET Facility






              [photo]                                [photo]





          TR-30 Cyclotron                       Computerized Robotics






                                     [photo]




                  G.E. PET Camera (one of the many available)

                               PROSPECTUS SUMMARY

         You should read the following summary, together with the more detailed information concerning the Company, including the Company's financial statements and notes to those financial statements, that appear elsewhere in this prospectus. Because of the technical nature of the Company's proposed business, we have included a Glossary of scientific and technical terms used in this prospectus beginning on page 38.

         Our Business

         We  plan  to   manufacture,   market   and   distribute   a  range   of
radiopharmaceuticals and radiochemicals to the nuclear medicine industry, an endeavor that represents the merger of medicine and biology. We will employ new machines and techniques in a proprietary approach that gives superior quality products while sharply lowering costs. Radiopharmaceuticals and radiochemicals are used as radioisotopes for identifying and labeling radioactive elements in medical diagnostics, biological research and commercial applications. According to the Institute of Medicine, while the production methods of radiopharmaceuticals are antiquated, the nuclear medicine industry is growing substantially, with an estimated $7 to $10 billion dollars spent annually in the United States alone, thirteen percent (13%) of which represents radioisotopes. We will employ an Internet site for our marketing applications and to serve as one of the portals for all levels of users. We believe our production and distribution approach establishes a new standard for the industry.

         Our Approach

         Nuclear medicine is the field that administers radioactive drugs (radioactive tracers and pharmaceuticals) to patients for the diagnosis of diseases such as heart disease and cancer. When these radiopharmaceuticals are given to a patient, they are taken up within the body according to their physical and chemical properties. These individual radiopharmaceuticals are chosen based on their attraction for particular body organs or other sites of clinical concern. Radiopharmaceuticals are different from standard pharmaceuticals since they are not intended to change the body's normal biological functions. Radioisotopes behave chemically and pharmacologically in a manner similar to their non-radioactive counterparts. Due to complacency within the industry, higher quality, cost-effective, diagnostic drug products have not been produced for the past fifteen to twenty years. We intend to acquire several unique and powerful new cyclotrons that will provide us with the capability to make less expensive and purer isotopes than the competition. We will combine our manufacturing approach with a computerized robotic system that:

      o Reduces manufacturing labor costs;
      o Enables a 24-hour production and quality control cycle;
      o Reduces staff exposure to radiation;
      o Eliminates expensive, repetitive errors;
      o Guarantees consistent quality with every batch of radiopharmaceuticals; and
      o Permits local delivery with lower inventory wastage.

         Our system replaces lower amperage, single beam instruments using manual procedures that have produced poorer quality and higher cost . We believe that:

      o Our technology and process will change the production methods for radiopharmaceuticals;
      o We have sharply superior technology compared to existing manufacturers;
      o We can manufacture with high gross margins;
      o Our products will improve the quality of healthcare.

         We are prepared to file the necessary applications required for licensing and regulatory approval from the Colorado Department of Public Health and Environment--State Laboratory and Radiation Services Division for the handling of radioactive materials and with the Food and Drug Administration ("FDA") for the operation of a nuclear medicine laboratory and for the production of iodine radiochemical products. Under an agreement between the State of Colorado and Nuclear Regulatory Commission ("NRC"), approval of our application by the State of Colorado will provide us with all necessary approval by the NRC. We have contracted for the acquisition of several of the most powerful isotope production cyclotrons of their kind. Our initial eight radiopharmaceuticals provide the highest market opportunity for us. See "Business - Business Strategy."

         Business Strategy

         Our success will be dependent, in large part, upon our ability to identify and adequately penetrate the market for our radiochemical and radiopharmaceutical products. We plan to acquire a TR-30 million electron volt,
1.2 milli amperes negative ion technology cyclotron, designed by our CEO and manufactured by EBCO Technologies, Inc. which, together with our automated robotic system for the manufacture of our products, will provide us with the most powerful isotope production cyclotron of their kind. This instrument is capable of providing higher beam current and multiple (5) beam lines. Increasing the beam current focuses higher energy that produces higher purity radionuclides with greater commercial yields. Multiple beam lines increase the number of radionuclides produced at a given time. We believe that no other company has this technology.

         We will also produce technetium-99m generators. The technetium-99m generator was introduced in the late 1960's to provide the benefits of on-site production of the radioactive nuclide technetium-99m. This type of generator consists of a long-life radionuclide which, when processed in the generator, produces the radiopharmaceutical technetium-99m; technetium-99m is used in certain diagnostic procedures.

         The radionuclide producing equipment, coupled with computerized robotics, provide a fully automated and integrated system for the manufacture of radionuclides. Computerized robotic manufacturing provides numerous advantages to the system for the production of radionuclides by generating higher purity, higher yield, and cost-effective radiopharmaceuticals. Our system replaces instruments using manual procedures for the production of radiopharmaceuticals. These antiquated instruments, coupled with outdated procedures, produce poor and inconsistent quality, low yield, and higher cost radiopharmaceuticals.

         Recent Developments

         We are currently negotiating for interim loan financing in an amount up to $1,000,000 million dollars, which will be used to open and equip our temporary facility and obtain the raw materials necessary to begin manufacturing and marketing of sodium iodide 123. We have also obtained a commitment from D.V.I. Financial Services, Inc. to finance the acquisition of our first cyclotron from EBCO Technologies, Inc., in the amount of $10 million, upon our having a net worth of at least $2.5 millions dollars and fulfilling other conditions contained in the commitment. This equipment financing will be in the form of an equipment lease.

         Our Offices

         Our principal executive offices are located at 1880 Industrial Circle, Suite B-3, Longmont, CO 80501, and our telephone number is (303) 485-8500; fax
(303) 485-7099. The address of our corporate website is www.moleculardiagnostics.com. Information contained on our website does not constitute part of this prospectus. We expect to lease our temporary facility and construct our permanent facility for our manufacturing operations in Longmont, Colorado; however, we have not identified a specific site for our temporary facility at this time. With respect to our permanent facility, we have entered into a contract to purchase approximately 5.5 acres of land (with an option for an additional 5 acres) in Weld County, Colorado, upon which we plan to construct our permanent facility. That contract is subject to the fulfillment of several conditions, and we cannot guarantee at this time that the purchase will be completed. See "BUSINESS - Our Facilities."

         We are a development stage company that was organized under the laws of the State of Colorado on February 19, 1992.

         The Offering

Shares offered by the Company....................  1,000,000

Shares to be outstanding after this
    offering, if all shares are purchased........  9,654,515

Use of Proceeds...............................    Deposit on  building;
                                                  Purchase of equipment for our
                                                  plant; Working capital and
                                                  general corporate purposes.
                                                  See "USE OF PROCEEDS."

                          SUMMARY FINANCIAL INFORMATION

         The following summary financial and other data for each of the years ended March 31, 1999 and 1998 have been derived from our audited financial statements included elsewhere in this prospectus. The summary financial and other data for each of the nine months ended December 31, 1999 and December 31, 1998 are derived from our unaudited financial statements which, in our opinion, consist of normal recurring adjustments necessary for a fair presentation of this information, have been prepared on the same basis as the audited financial statements, and include all adjustments necessary to a fair presentation of this information. We have not commenced operations at this time and have had no sales as of this date. You should read "Plan of Operations" and our financial statements and notes included elsewhere in this prospectus for a further explanation of the financial data summarized here.

                                           Year Ended March 31,           Nine Months Ended December 31,
                                           --------------------           ------------------------------
                                          1998              1999             1998              1999
                                          ----              ----             ----              ----
Statement of Operations Data:                                             (unaudited)        (unaudited)
----------------------------
Revenues                                  $       0        $       0       $       0          $       0
Gross profit (loss)                              -0-              -0-             -0-                -0-
Income (loss) from operations              (277,085)        (751,817)       (382,066)          (508,777)
Net income (loss) - historical
Historical net income (loss)                  (0.04)           (0.10)          (0.05)             (0.06)
Weighted average common shares
  Outstanding(1)                          6,763,943        7,608,692       7,518,516          8,346,570

(1) After giving effect to a 3 for 2 reverse stock split completed in November, 1999

Balance Sheet Data:              At March 31, 1999       At December 31, 1999
------------------               -----------------       --------------------
                                                              (unaudited)
                                                              -----------
Working capital                       (3,045)                  $ 26,652
Total assets                           40,431                    69,154
Total liabilities                       9,940                    17,742
Shareholders' equity                   30,491                    51,412

                                  RISK FACTORS

         An investment in the shares of common stock offered this prospectus involves a high degree of risk. In addition to the other information contained in this prospectus, including the financial statements, notes thereto and the Glossary (beginning on page 38), the following risk factors should be considered carefully by prospective investors, who should be in a position to risk the loss of their entire investment.

No operating history makes evaluating our business difficult;
Development Stage Company.

         Although we were incorporated in 1992, we are in the development stage and have not sold any radiochemical or radiopharmaceutical products. As a result, we have no operating history upon which you may evaluate our business and prospects. Our prospects must be considered in light of risks, expenses, delays, problems and difficulties frequently encountered by development stage companies. We have not filed any application for licensing and have not received any regulatory approval for our products or our operations. Until such time, if ever, as we file necessary applications and receive necessary regulatory approvals, we will not be able to commence operations.

We may be unable to meet our future capital requirements.

         Based on our current operating plan, we anticipate that the net proceeds of this offering and cash provided by operations will allow us to meet our cash requirements for at least 12 months. However, we may require additional funding sooner than anticipated. In addition, unplanned acquisition and development opportunities may arise, which could require us to raise additional capital. If we raise additional capital through the sale of equity, including preferred stock and/or convertible debt securities, the percentage ownership of our then existing shareholders will be diluted. We cannot be certain that additional financing will be available when we may need it. If adequate funds are not available on acceptable terms, we may be unable to obtain necessary federal and state licenses and regulatory approvals, fund our expansion, develop or enhance our products, or respond to competitive pressures. This limitation could have a material adverse effect on our business, financial condition and results of operations.

Our current financial position is precarious and our auditors have a "going-concern" issue.

         Since December 31, 1999, our working capital position has continued to deteriorate. At December 31, 1999, we had an accumulated deficit of $2,485,312. We had a net loss for the nine months ended December 31, 1999 of $508,777. These losses have resulted in significant liquidity problems for us. Our independent auditors issued their report, dated June 22, 1999, for the year ended March 31, 1999, which indicates that our losses and liquidity problems have raised substantial doubt about our ability to continue as a going concern. See "Financial Statements for the Years Ended March 31, 1999 and 1998.

Best efforts offering and limited state registrations means the funds sought in this offering may not be achieved

         This offering of the Company's common stock is conducted on a "best efforts" basis by Three Arrows Capital Corp. and Travis Morgan Securities, Inc. We are required to sell a minimum of 200,000 shares within a six month time period (which period may be extended for an additional 180 days, at the option of the Company) to break escrow, and no funds will be released to the Company until such time as this sale has been made. No underwriter, placement agent, or other person has contracted with the Company to purchase or sell all or any of the shares. There is no assurance that we will be capable of selling all or any of the shares. If less than all of the shares offered are sold, we will not be able to rapidly realize the plans set forth in the Business section of this prospectus and will rely instead on our internal growth and/or bank or other financing for our expansion. Additionally, this offering will be qualified in a limited number of states, which means that not all potential buyers of the shares will be able to do so without separate registration or an exemption from registration.

If we lose our key personnel or are unable to recruit additional personnel, our business may suffer

         We are dependent on the efforts of our senior management and scientific staff, including Malcolm Benedict, Dr. Donald Ludwig, and others. Currently, Mr. Benedict and Dr. Ludwig are the only members of our management who have any experience or expertise in radiochemical and radiopharmaceutical business. The loss of either of these individuals could have a material adverse effect upon us. We intend to apply for key man life insurance policies on the lives of Mr. Benedict and Dr. Ludwig. The coverage under these policies may be inadequate to compensate us for the loss of any of these individuals. Our future success will depend in large part upon our ability to attract and retain skilled scientific, management, operational and marketing personnel, as to which we can offer no assurance.

We may experience limited resources for raw materials

         Enriched stable isotopes, which are used as targets, are bombarded with protons to produce radioisotopes. The principal United States source for enriched stable isotopes is the Oak Ridge National Laboratory in Oak Ridge, Tennessee, which relies on government funding for continuing production. Although these isotopes are currently also available from Germany, Russia, Israel, Canada, South Africa, China and other foreign sources, there can be no assurance that there will continue to be an adequate supply of enriched stable isotopes. This lack of supply could materially adversely impact our ability to manufacture radiochemicals and radiopharmaceuticals, which in turn, would have a material adverse effect upon us. Although the energy level and beam intensity of our system are expected to be sufficient to produce most radiochemicals and radiopharmaceuticals from unenriched stable isotopes, which are in abundant supply, the production process will require various proprietary chemical separation techniques, and we cannot assure that these techniques will be successful.

We have intellectual property and license applications

         We currently do not own any patents, though we intend on filing patent applications for some of our modifications and improvements, and to protect others as trade secrets. We cannot assure, however, that patents on such modifications and improvements will be issued or, if issued, that such patents or modifications and improvements protected as trade secrets will provide meaningful protection. We intend to proceed with or without patent protection, since we believe that the disclosure requirements of federal patent laws provide competitors with easy access to the secrets of rapid changing technology. Third parties may have filed applications for, or may have been issued patents and may obtain additional patents and proprietary rights related to, products or processes competitive with or similar to ours. We may not be aware of all patents potentially adverse to our interests that may have been issued to others, and we cannot assure that such patents do not exist or have not been filed or may not be filed or issued. If patents have been or are issued to others containing conflicting claims and such claims are ultimately determined to be valid, we may be required to obtain licenses or to develop or obtain alternate technology. We cannot assure that such licenses, if required, would be available on commercially acceptable terms, if at all, or that we would be able to develop or obtain alternate technology, which would have a material adverse effect on us. We cannot assure that the validity of any of the patents licensed to, or that may in the future be owned by, us would be upheld if challenged by others in litigation, or that our technologies, even if covered by our patents, would not infringe patents owned by others. We could incur substantial costs in defending suits brought against us or any of our licensors for infringement, in suits by us against others for infringement, or in suits contesting the validity of a patent. Any such proceedings may be lengthy. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of the patent by clear and convincing evidence. If the outcome of any litigation were to be adverse to our interests, our business would be materially adversely affected. In certain instances, we may choose not to seek patent protection and may rely on trade secrets and other confidential know-how to protect our innovations. There can be no assurance that protectable trade secrets or know-how will be established or, if established, that they will remain protected or that others will not independently and lawfully develop similar or superior innovations. We require all employees to sign non-disclosure agreements with us. All directors and consultants, other than members of the Company's medical and scientific advisory board, will execute agreements containing confidentiality provisions. We cannot assure, however, that any confidentiality agreements will be complied with or will be enforceable.

Government regulation can prove expensive and difficult to comply with

         The manufacture and sale of radiochemicals and radiopharmaceuticals is subject to extensive federal and state regulation. Prior to commencing operations, approval of our temporary and permanent production facilities must be obtained from various state and federal agencies. In addition, the U.S. Department of Transportation ("DOT") regulates the quantity and method of shipment of radioactive materials, and sets specifications with respect to the class of shipping containers used. Our facilities will be subject to continual inspection for compliance with the federal current good manufacturing practice regulations, which require that we manufacture radiochemicals and radiopharmaceuticals and maintain manufacturing, testing and quality control records in a prescribed manner.

         We also will be subject to regulation by the United States Environmental Protection Agency ("EPA"), various natural resource commissions and the United States Occupational Safety and Health Administration ("OSHA") with respect to the radioactive content of water and air discharges and the handling and disposal of radioactive waste. The failure to obtain, or delay in obtaining, any such approvals, or the failure to comply with any such regulations would have a material adverse effect on us. Our production of radiochemicals and radiopharmaceuticals will involve the controlled use of hazardous materials, chemicals and various radioactive substances. Although our compliance with safety procedures for handling, storing and disposing of materials prescribed by state and federal regulations is a prerequisite to commencing the manufacture and sale of radiochemicals and radiopharmaceuticals, the accidental contamination or injury from these materials will be a continuing risk. The FDA regulates the clinical testing, manufacturing, labeling and distribution of medical devices in the United States. Any radiochemicals and radiopharmaceuticals developed under arrangements between us and medical institutions and universities will require the prior approval of the FDA, which has established mandatory procedures and standards for the clinical testing, manufacture and marketing of therapeutic and diagnostic products. This could be a protracted and costly process.

We may have to divert the use of funds from this offering to other purposes

         Although we intend to apply net proceeds from the sale of the common stock in the manner described under "Use of Proceeds," we have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof.

Our technology may become obsolete

         Competition is intense within the nuclear medicine industry; however, we believe there currently is no producer within the United States of radiochemicals and radiopharmaceuticals with the purity and quantity that we expect to produce for commercial sale to the nuclear medicine industry. Currently, radiochemicals and radiopharmaceuticals produced by cyclotron accelerators are manufactured in the United States principally by E.I. duPont and Company, Merck & Co., Inc., Mallinckrodt Inc., International Isotopes, Inc., Amersham Pharmacia Biotech Ltd. and Theragenics Corporation (the "Radiochemical and Radiopharmaceutical Producing Companies") primarily, we believe, for their own radiochemical and radiopharmaceutical products. We believe that hospitals, medical institutions and universities also produce certain short-lived radiochemicals and radiopharmaceuticals utilizing small cyclotron accelerators, principally for their own needs. The Radiochemical and Radiopharmaceutical Producing Companies have substantially greater capital and other resources than we do. The U.S. government also produces radioisotopes, primarily for research purposes, in three national laboratories, Brookhaven National Laboratory, Los Alamos National Laboratory and Oak Ridge National Laboratory. Outside the United States, MDS/Nordion, Inc., a Canadian firm, and Mallinckrodt, N.V. at Petten, a Netherlands firm, which also have substantially greater capital and other resources than the Company, are major producers of cyclotron-produced and reactor-produced radioisotopes. MDS/Nordion, Inc. currently supplies a significant portion of the radioisotopes used in the diagnostic nuclear medicine industry in the United States, and we cannot assure that we will be able to compete successfully with that firm. We cannot assure that we will be able to compete successfully against any competitor or potential competitor.

Some local residents may complain about a nuclear facility within their neighborhood

         Some residents of local areas may voice concerns about the potential environmental hazards associated with the construction of our facility and our operations. We believe that construction of the facility and our proposed plan of operation will not be adversely affected by the residents' expressions of concern, although we can give no assurance about that.

We may be subject to conflicts of interest

         Members of management of the Company may in the future serve as officers, directors, controlling shareholders and/or in other positions of management and/or control with other corporations or other business entities. Some of our executive officers and/or directors may divide their time and efforts between the Company and their other employment and/or business obligations. Because of these potential future associations , there may be potential conflicts of interest in their acting as executive officers and/or directors of the Company.

         Furthermore, to further assist in the development of our technologies, we have established a group of technical advisors comprised of individuals with technical and scientific credentials who are expected to advise us on technical and scientific issues. There can be no assurance that we will be successful in maintaining such a group. We anticipate that the technical advisors will review the technical progress of our products, engineering and research and development. We may obtain technical advisors individually on a consulting basis to perform work specifically for and at our direction. We do not intend to retain individuals to serve as technical advisors whose primary employers, or other third parties with whom such individuals have consulting arrangements, are in competition with us; however, our technical advisors will likely be employed on a full-time basis by academic or research institutions. Accordingly, our technical advisors will be able to devote only a portion of their time to our business and research activities and may have potential conflicts of interest.

We have huge power requirements and are dependent upon a steady source of electricity

         The operation of the cyclotron will be dependent upon receiving 300 kilowatts of electric power 24 hours per day, seven days per week, and any power interruption could materially affect our operations. We have elected to receive power from United Power, located in Brighton, Colorado, although there are other power sources readily available through the regional system. We also expect to have a backup generator system.

Health care reimbursement changes and health care reform could endanger our revenues

         We anticipate that we will sell our radiochemicals and radiopharmaceuticals to hospitals and clinics that provide health care services to their patients. Such institutions and patients typically bill, or seek reimbursement from, various third party payors, such as Medicare, Medicaid, other government programs and private insurance carriers, for the charges associated with the health care services provided. Similarly, we anticipate that a large percentage of our revenues from our PET diagnostic imaging center will come from third-party party payors. We believe that our ability to sell radiochemicals and radiopharmaceuticals, and our ability to operate our PET diagnostic imaging center at levels sufficient to be profitable, will be directly related to the coverage and reimbursement policies of third party payors. If government and third party payors do not provide adequate coverage and reimbursement levels, the market acceptance of our products and services would be materially adversely affected. Health care reform proposals have been introduced in Congress and in various state legislatures. It is currently uncertain whether any health care reform legislation will be enacted at the federal level, or what actions governmental and private payors may take in response to the suggested reforms. Such reforms, if enacted, may affect the availability of third-party reimbursement for PET diagnostic imaging services and radiochemical and radiopharmaceutical products as well as the price levels at which we will be able to sell such services and products. We cannot predict when any proposed reforms will be implemented, if ever, or the effect of any implemented reforms on our business. Any implemented reforms are likely, however, to have an adverse effect upon us.

We have product liability for which we may not be able to secure adequate insurance

         The use of radiochemicals and radiopharmaceuticals in clinical trials may expose us to potential product liability risks that are inherent in the testing, manufacture, marketing and sale of human diagnostic and therapeutic products. In addition, the failure to effect timely delivery of radiochemicals and radiopharmaceuticals may cause a delay in a scheduled test or procedure or result in the functional loss of radioactivity of the radiochemicals and radiopharmaceuticals, thereby exposing us to potential liability. We currently have no product liability insurance.

         We intend to obtain product liability insurance prior to commencing production of any radiochemicals and radiopharmaceuticals, but we cannot assure that we will be able to obtain or maintain insurance on acceptable terms, or that any insurance obtained will provide adequate coverage. Claims or losses in excess of any liability insurance coverage ultimately obtained by us could have a material adverse effect on us.

Investors in this offering will realize immediate and substantial dilution and pay considerably more than early investors

         Purchasers of the common stock in this offering will experience immediate and substantial dilution in the net tangible book value of the shares of common stock purchased by them in this offering of $9.04 per share or 90% per share, assuming all shares offered by us are purchased. The current shareholders, including our officers and directors, acquired their shares of common stock for nominal consideration or for consideration substantially less than the assumed initial public offering price. As a result, new investors will bear substantially all of the risks inherent in an investment in us.

The price for the shares has been determined arbitrarily and without regard to book value or a measurement of present value. In addition, there is no public market for the common stock at the present time.

         The initial public offering price of the common stock will be determined arbitrarily by discussions between the Selling Agent and us. Factors considered in such negotiations, in addition to prevailing market conditions, will include the history and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and certain other factors as we deem relevant. Therefore, the initial public offering price per share of the common stock will not necessarily bear any relationship to established valuation criteria and, accordingly, may not be indicative of prices that may prevail at any time or from time to time in the public market. Prior to this offering, there has been no public market for the common stock, and we cannot assure that an active trading market will develop after this offering or, if developed, that the market will be sustained.

Payment of dividends is unlikely

         We have never paid cash dividends on our common stock, and do not expect to pay cash dividends in the foreseeable future.

A large number of shares may come on the market at a later time and substantially depress the market price

          Sales of common stock in the public market after this offering could materially and adversely affect the market price of the common stock and might make it more difficult for us to sell equity securities or equity related securities in the future at a time and price that we deem appropriate. Upon the completion of this offering, assuming all shares offered hereby are purchased, we will have 9,654,515 shares of common stock outstanding. Of these shares, the 1,000,000 shares of common stock sold in this offering will be freely tradable (unless held by our affiliates) without restriction. The remaining 8,654,515 shares currently outstanding are restricted securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The holders of 4,661,489 shares, constituting directors, executive officers, and certain principal shareholders, have agreed for a period of 12 months after the date of this prospectus not to sell, directly or indirectly, any shares owned by them without the prior written consent of us and the Selling Agent.

         We and the Selling Agent jointly may, at any time without notice, release all or any portion of the shares subject to such lock-up agreements. Prior to the expiration of the 12-month lock-up period, 4,661,489 shares and, upon expiration of the twelve month lockup period, all of the shares of common stock held by existing shareholders will be eligible for immediate public resale under Rule 144, subject to the volume limitations and other requirements of Rule 144.

We may not be able to keep up with rapid technological change

         Our market is characterized by rapid technological advancement and change and frequent new product announcements. Significant technological changes could render our existing technology obsolete. Accordingly, our business will require substantial research and development efforts and expenditures, and our future success will depend on our ability to enhance proposed products, reduce product costs and develop and introduce new products to keep pace with technological development in response to evolving customer requirements. Our failure to anticipate or respond adequately to technological development could result in the loss of anticipated future revenues and impair our competitiveness. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and results of operations will be materially adversely affected. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, services and features of our products and by developing the features necessary to meet customer needs. Our success will depend, in part, on our ability to adapt to rapidly changing technologies to enhance existing services and to develop the services and technologies that address the needs of our customers.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our systems and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, as more fully described in the "Risk Factors" section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of a minimum of 200,000 shares of common stock and a maximum of 1,000,000 shares of common stock offered by us are estimated to be, after deducting underwriting commissions, used approximately as follows:

Minimum

                                                                                    Approximate Percentage
                                                     Approximate Dollar Amount          of Net Proceeds
                                                     -------------------------      ----------------------
Sales, marketing and customer service                        $   225,000                      12%
Test and installation of equipment                               125,000                       7%
Expansion of production facilities                               825,000                      45%
Development for Proprietary Equipment                            365,000                      20%
Working capital and general purposes                             300,000                      16%
               Total                                         $ 1,840,000                     100%

Maximum

                                                                                    Approximate Percentage
                                                     Approximate Dollar Amount          of Net Proceeds
                                                     -------------------------      ----------------------
Sales, marketing and customer service                        $   400,000                       4%
Test and installation of equipment                               400,000                       4%
Expansion of production facilities                             6,000,000                      65%
Development for Proprietary Equipment                          1,600,000                      17%
Working capital and general purposes                             800,000                       9%
               Total                                         $ 9,200,000                     100%

         The minimum amount will allow us to obtain the necessary licensing for and open our temporary facility and begin production of Iodine-123 radiochemical, which should allow us to become a profitable operating company and fund our operations for approximately 12 months. If less than the maximum amount is raised, we will determine the proper allocation of the amount raised to be used toward the acquisition and construction of our permanent facility, equipping the same and commencing production of additional products, as described in this prospectus, within the following ranges.

         Sales, marketing and customer support. Represents anticipated costs associated with marketing our systems to targeted markets (from $56,250 to $100,000) and advertisers, including salaries for from two to four employees that market our systems (from $112,500 to $200,000) and travel expenses with respect to marketing (from $56,250 to $100,000).

         Test and installation of equipment. Represents anticipated costs associated with the development of our cyclotron (from $31,250 to $100,000), robotic equipment (from $62,500 to $200,000) and PET Camera (from $31,250 to $100,000).

         Expansion of production facilities. Represents costs associated with expanding our in-house capabilities, including proprietary equipment (from $103,125 to $750,000), formulation equipment (from $103,125 to $750,000) and radiation monitoring (from $125,000 to $900,000). Costs include additional design (from $50,000 to $150,000), simulation (from $25,000 to $60,000), test equipment (from $40,000 to $160,000) and the purchase of additional prototypes (from $189,000 to $1,900,000). Includes salaries for from four to 20 production employees (from $189,750 to $1,380,000).

         Development for Proprietary Equipment. Represents costs associated with protecting employees and the public from radiation exposure, including hiring from one to five additional employees (from $54,750 to $240,000), design, construction and testing of proprietary equipment (from $54,750 to $240,000), as well as installation of radioactive monitoring systems (from $182,500 to $800,000).

         Working capital and general corporate purposes. Working capital may be used, among other things, to pay offering expenses, salaries of our employees, rent, trade payables, professional fees and other operating expenses. Please see "MANAGEMENT."

         The allocation of the net proceeds from this offering set forth above represents our best estimate based upon all shares offered by us being purchased and our currently proposed plans, as well as assumptions relating to our operations and certain assumptions regarding general economic conditions. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions for other purposes.

         We anticipate that the net proceeds of this offering, even on a minimum basis, together with our projected revenues from our operations from our temporary facility, will be sufficient to fund our operations and capital requirements for at least 12 months following this offering. We cannot assure, however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. If our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing sooner than currently anticipated. We also expect that, when the opportunity arises, we may acquire or invest in complementary businesses, products or technologies. We have no present understandings, commitments or agreements with respect to any material acquisition or investment.

         Pending  the use of  proceeds in the manner  mentioned  above,  the net
proceeds  of  this  offering  will  be  invested   principally   in  short-term,
interest-bearing investment grade securities.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business.

                                    DILUTION

         Purchasers of the common stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of their common stock from the offering price. Our net tangible book value as of December 31, 1999 was $51,412 or $.006 per share of common stock. Net tangible book value per share represents the amount of our tangible net worth divided by the total number of shares of common stock outstanding as of December 31, 1999. After giving effect to the sale of 1,000,000 shares of common stock by us in the offering and the application of the net proceeds therefrom (assuming the maximum offering is subscribed and after deduction of underwriting discounts and commissions and estimated offering expenses payable), our pro forma net tangible book value as of December 31, 1999 would have been $9,251,412 or $.958 per share of common stock. This represents an immediate increase in net tangible book value of $.952 per share to existing shareholders and an immediate dilution of $9.042 per share to purchasers of shares in this offering. The following table illustrates the per share dilution:

Offering price:                                                        $10.00
Net tangible book value per common share before the offering           $ .006
Per share increase attributable to new investors                       $ .952
Pro forma net tangible book value per share after the offering         $ .958
Dilution in net tangible book value per share to new investors         $9.042

         The offering price of the shares has been determined based on an estimate by us of our earnings potential over the next five years and other factors. See "RISK FACTORS" and "PLAN OF DISTRIBUTION." Management makes no representations that we will generate such earnings, and there can be no assurance as to when we will generate revenues and earnings, if ever. The offering price is arbitrary and does not reflect our asset value, net worth, present earnings, cash flow or any other established criteria of value. The offering price of the shares may or may not be an indication of their present value or the value of our Company or their future value or our future value.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 1999 and as adjusted to give effect to the sale of 1,000,000 shares (assuming the maximum number of shares offered hereby are sold) and the application of the estimated net proceeds therefrom, assuming an offering price at $10.00 per share for the common stock. No stock splits, stock dividends, or other forms of recapitalization are planned at this time. See "Use of Proceeds."

                                                         Amount Outstanding As of December 31, 1999
                                                       ----------------------------------------------
                                                       Prior to Offering               After Offering
                                                       -----------------               --------------
Accounts Payable:                                         $   17,742                    $    17,742
               Total Liabilities                          $   17,742                    $    17,742

Shareholder's (deficit) Equity:
    Preferred Stock, 5,000,000 authorized
    No par value, 0 shares issued and
    Outstanding on December 31, 1999                              -0-                            -0-

    Common stock, 45,000,000 authorized
    No par value, 8,654,515 shares issued
    and outstanding, on December 31,  1999.               $2,683,279                    $11,883,279
    (after giving effect to stock split)

               Total shareholders' equity                 $   51,412                    $ 9,251,412



         The following table sets forth a comparison as of December 31, 1999 of the number of shares of common stock acquired by current shareholders from us, the total consideration paid for such shares of common stock and the average price per share paid by such current shareholders and to be paid by the prospective purchasers of the shares (based upon an offering price of $10.00).

                               Shares Purchased                  Consideration
                             ---------------------       --------------------------     Average Cash Price
                              Number       Percent          Amount          Percent          Per Share
                             ---------     -------       -----------        -------     ------------------
Existing shareholders*       8,654,515        89.6       $ 2,683,279          21.2              $  .31
New investors                1,000,000        10.4       $10,000,000          78.8              $10.00
                             ---------      ------        ----------         -----
     Total                   9,654,515       100.0       $12,683,279         100.0              $ 1.31

-----------------------------
* - reflect 3 for 2 reverse split

                             SELECTED FINANCIAL DATA

         The selected statements of operations data for the years ended March 31, 1998 and March 31, 1999 and for the nine- month periods ended December 31, 1998 and December 31, 1999 and the selected balance sheet data as of March 31, 1999 and December 31, 1999 have been derived from the audited and unaudited financial statements included elsewhere in this prospectus. Results for the nine months ended December 31, 1999 are not necessarily indicative of those for the full fiscal year. The data presented below should be read in conjunction with "Plan of Operation" and the financial statements and accompanying notes thereto appearing elsewhere in the prospectus.

                                                                                              Nine Months Ended
                                                         Year Ended March 31,                   December 31,
                                                        ----------------------              ----------------------
                                                        1998              1999              1998              1999
                                                        ----              ----              ----              ----
Statement of Operations Data:                                                             (unaudited)      (unaudited)

   Revenues                                         $        0         $       0         $       0         $        0
   Cost or revenues                                          0                 0                 0                  0
   Gross profit                                              0                 0                 0                  0

   Operating costs and expenses:
      Selling, general and administrative              209,376           594,660           366,266            422,725
   Research and development                             67,600           157,157            15,800             86,052

   Total operating costs and expenses                  276,976           751,817           382,066            508,777

   Income (loss) from operations                      (276,976)         (751,817)         (382,066)          (508,777)
   Interest income (expense), net                         (109)               -0-               -0-                -0-

   Net income (loss) - historical                     (277,085)         (751,817)         (382,066)          (508,777)

   Historical net income per share -
   Weighted average common shares outstanding(1)     6,763,943         7,608,692         7,518,516          8,346,570
       - basic                                           (0.04)            (0.10)            (0.05)             (0.06)
       - diluted                                         (0.04)            (0.10)            (0.05)             (0.06)

(1) After giving effect to a 3 for 2 reverse stock split completed in November, 1999

         The adjusted balance sheet data as of December 31, 1999 reflects the sale of 1,000,000 shares of common stock offered hereby after deducting the underwriting commission and other offering expenses.

                                             As of March 31, 1999       December 31, 1999
                                             --------------------       ----------------
Balance Sheet Data:                                                        (unaudited)
   Cash and cash equivalents                        $ 4,883                  $44,394
   Working capital                                  $(3,045)                 $26,652
   Total assets                                     $40,431                  $69,154
   Total liabilities                                $ 9,940                  $17,742
   Total stockholders' equity                       $30,491                  $51,412

                                PLAN OF OPERATION

         The following Plan of Operation of the Company should be read in conjunction with the Company's financial statements and notes thereto and the other financial information included elsewhere in this prospectus. In addition to historical information, this plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. The Company's actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

         The Company is a development stage company which intends to become a leading domestic producer of radiochemicals and radiopharmaceuticals for retail and commercial sale to the nuclear medicine industry. Since its inception, the Company's operations have been limited to developing the concept for our cyclotron and related automatic robotic system, designing facilities for its operations, identifying land, preparing license applications and raising capital.

         As was discussed in the Use of Proceeds section, if we sell only the minimum number of shares offered, the net proceeds will enable us to open our temporary facility and to begin manufacturing Iodine 123. We intend to finance the acquisition of the cyclotron, the production facility and the majority of the robotic and manufacturing equipment. We expect to pay interest on the construction loans and advances to the cyclotron manufacturer during the course of construction. The following plan of operation is based upon our selling the maximum number of shares being offered. If we sell less than the maximum, we will determine the proper allocation of the proceeds received in excess of the minimum net proceeds.

     During the first quarter following funding, we will hire five additional people, including a radio-chemist, a controller (CPA) and three clerical people. We will begin filing the applications for the various licenses that will be required. We will acquire the land for the permanent facility, including our manufacturing facility, corporate offices and PET diagnostic imaging center. We will also lease a temporary facility and begin constructing the robotic processes that will be employed with the cyclotron production processes. Ebco Technologies, Inc. will begin constructing the cyclotron and orders for related equipment will be placed. Construction will commence upon the permit approval process acceptance. Cash expended will be as follows:

                  General and administrative expenses        $         405,000
                  Acquisition of property and equipment      $       1,246,000
                                                             -----------------
                  First quarter expenditures                 $       1,651,000
                                                             =================

         During the second quarter following funding, construction will proceed on the permanent facility. The manufacture of the cyclotron will also proceed. Work on various applications will still be in process. Our computer system, phone system and laboratory equipment will be ordered. Additional robotic equipment will be purchased. We will begin the implementation of our marketing department, including the hire of two additional personnel. Cash expended during this quarter will be as follows:

                  General and administrative expenses         $         433,000
                  Acquisition of property and equipment       $         620,000
                                                              -----------------
                  Second quarter expenditures                 $       1,053,000
                                                              =================


         During the third quarter following funding, we will hire four new personnel to be used in human resources, accounting and clerical positions. Construction of the permanent facility and the cyclotron will continue. We also anticipate that our temporary facility will be licensed and will commence operations. Work will also progress on the various applications. Final payments will be made on the phone system, and computer system. Furniture and fixtures for the permanent facility will be ordered. We will begin the development of other production systems for additional products and begin the coordination of the radiation monitoring system and its installation. Cash will be expended during this quarter as follows:

                  General and administrative expenses          $        500,000
                  Acquisition of property and equipment        $      1,350,000
                                                               ----------------
                  Third quarter expenditures                   $      1,850,000
                                                               ================

         In the fourth quarter following funding, the permanent facility will be completed. The cyclotron and related production equipment will be installed. The permanent facility will be occupied. The full level of general and administration expenses of $323,000 per month will be reached in the twelfth month. Ten technical personnel, including the cyclotron crew, will be hired. Additional production equipment will be purchased. Cash outlays during this quarter will be as follows:

                  General and administrative expenses          $        860,000
                  Acquisition of property and equipment        $        900,000
                  Financing and lease payments                 $        815,000
                                                               ----------------
                  Fourth quarter expenditures                  $      2,575,000
                                                               ================


         Production and sales are expected to begin during the thirteenth month from our permanent facility; we anticipate sales of sodium iodide-123 from our temporary facility beginning in the third quarter following funding; however, we have not estimated a sales figure for these purposes. Throughout the twelve-month period, excess funds will be invested in money market instruments. Estimated interest income of $320,000 is expected.

                  Proceeds of offering                          $     9,200,000
                  Interest income                               $       320,000
                                                                ---------------
                  Funds available                               $     9,520,000
                  Cash expended during first twelve months      $     7,129,000
                                                                ---------------

                  Balance available for further working
                  capital                                       $     2,391,000
                                                                ===============

         The Company's program for the balance of 2000 and the first half of 2001 is to complete construction of its manufacturing facility. We will begin development of our sodium iodine-123 radiochemical manufacturing and distribution program. We will also pursue formal relationships with various distributors, universities and medical institutions. Our PET diagnostic imaging center, which consists of our second product, fluorine-18 FDG, will be a service to the medical community of the local and surrounding regions. This will be accomplished by offering the local medical communities with the access to the latest PET diagnostic imaging procedures, without the high costs associated with the development with a PET diagnostic center. Following the completion of construction, the Company intends to move its principal executive offices to our permanent facility and to use that facility to assemble proprietary equipment and finalize the installation and testing of the cyclotron components (targets).

         The Company has allocated a portion of the net proceeds from this offering for the development of proprietary equipment (See "Use of Proceeds") and also the purchase of wholesale quantities of radioisotopes. The Company also intends, prior to completion of the manufacturing facility, to enter into preliminary contracts with distributors, universities and medical institutions throughout the United States, and to pursue formal commitments with foreign sources, such as sources in Europe, Russia and Israel, for the acquisition of enriched stable isotopes necessary for the production of radiochemicals and radiopharmaceuticals; however, there can be no assurance of obtaining these isotopes.

     We have recently commenced a $25.0 million capital expansion undertaking that includes $10.0 million in equity offered hereby, $10.0 million in debt for the purchase of our first cyclotron and $5.0 million for the construction of new production and administrative facilities. Although no assurances can be given, we expect that the new cyclotron and facilities will become operational before the middle of 2001. We intend to apply a portion of the net proceeds of this offering toward the purchase of equipment to be installed in calendar year 2000 and use the remainder for working capital and other corporate purposes as appropriate. See "Use of Proceeds."

         During the course of our development activities from February 2, 1992 through December 31, 1999, we have sustained operating losses, and have an inadequate cash supply. From February 19, 1992 (inception) through December 31, 1999, we raised working capital through offerings of our no par value preferred stock, which was expected to permit us to continue operations.

         We continue to be in the development stage and have commenced operations. To date, our efforts have been focused upon organizational activities, development of a business plan, obtaining funding from successful offerings of Classes "A" through "I" shares of preferred stock (all of which shares have been converted to common stock) and preparing the radioactive materials and establishment license applications and Investigational New Drug/New Drug Applications for certain proposed radiopharmaceutical products, for filing with the Colorado Department of Public Health and Environment--State Laboratory and Radiation Services Division and the FDA. In addition to preparing these applications, Mr. Malcolm H. Benedict, our CEO, has developed a technetium-99m generator system, which he believes to be technologically feasible and patentable, for the purpose of automating the radiochemical and radiopharmaceutical manufacturing process using robotics technology.

         We intend to file a patent application with the U.S. Patent and Trademark Office pertaining to the unique automation features of this process; however, we cannot assure that such proposed patent application will be successfully filed or approved, or result in the issuance of letters patent to us. (See "Risk Factors - We have intellectual property and license applications.")

         Despite the above-described activities and the Company having raised gross proceeds totaling $3,021,685 from a series of preferred stock offerings, we are not yet in a position to commence our proposed business activities in the manufacture, marketing and distribution of radiochemical and radiopharmaceutical products. Since inception, we have received no revenue from operations and, for the period from inception through December 31,1999, we realized an accumulated net loss from operations aggregating $2,485,312. As of December 31, 1999, our assets totaled $69,154; our liabilities are $17,742; and our total stockholders' equity was $51,412. Of our total expenses of $2,485,312 as of December 31, 1999, $645,585 thereof consisted of the rights to certain applications (including the radioactive materials license and establishment license applications and IND/NDA's for sodium iodide I-123 capsules and solutions, and fluorine-18 FDG), designs, processes, procedures, technology and specifications (including the technology and specifications for the technetium-99m generator system designed by Mr. Benedict), which are intangible assets, accounted for in accordance with SFAS No. 2. SFAS No. 2 requires that all research and development costs, except those done for others under contract or certain government-related entities, are charged to expense.

         We had working capital in the amount of $26,652 as of December 31, 1999. Our working capital is presently minimal or negative and there can be no assurance that our financial condition will improve. After this offering which, if completed, will yield the Company net proceeds of a maximum of approximately $9,200,000, the Company is nevertheless expected to continue to have minimal working capital or a working capital deficit as a result of the continuing net loss anticipated from operations until such time, if ever, as we are successful in obtaining the requisite licensing and regulatory approvals and sufficient additional capital to obtain the facilities, inventory and equipment and employ the requisite personnel required in order to commence operations. To fully implement the Company's current business plan, we need to obtain additional debt capital to acquire the facilities and the cyclotron. We expect to continue in operation, without an infusion of capital, after the expiration of twelve months from the closing of this offering. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest in its revenues, if any. We cannot assure that any such operating capital required by us in order to fully implement our business plan will be available to the Company in the foreseeable future, if ever. (See "Risk Factors - We may be unable to meet our future capital requirements.")

                                    BUSINESS

         General

         We  plan  to   manufacture,   market   and   distribute   a  range   of
radiopharmaceuticals and radiochemicals to the nuclear medicine industry, an endeavor that represents the merger of medicine and biology. We will employ new machines and techniques in a proprietary approach that gives superior quality products while sharply lowering costs. Radiopharmaceuticals and radiochemicals are used as radioisotopes for identifying and labeling radioactive elements in medical diagnostics, biological research and commercial applications. According to the Institute of Medicine, while the production methods of radiopharmaceuticals are antiquated, the nuclear medicine industry is growing substantially with an estimated $7 to $10 billion dollars spent annually in the United States alone, thirteen percent (13%) of which represents radioisotopes. We will employ an Internet site for our marketing applications and to serve as one of the portals for all levels of users. We believe our production and distribution approach will permit establishing a new standard for the industry.

         Our Approach

         Nuclear medicine is the field that administers radioactive drugs (radioactive tracers and pharmaceuticals) to patients for the diagnosis of diseases such as heart disease and cancer. When these radiopharmaceuticals are given to a patient, they are taken up within the body according to their physical and chemical properties. These individual radiopharmaceuticals are chosen based on their attraction for particular body organs or other sites of clinical concern. Radiopharmaceuticals are different from standard pharmaceuticals since they are not intended to change the body's normal biological functions. Radioisotopes behave chemically and pharmacologically in a manner similar to their non-radioactive counterparts. Due to complacency within the industry, higher quality, cost-effective, diagnostic drug products have not been produced for the past fifteen to twenty years. We intend to acquire several unique and powerful new cyclotrons that will provide us with the capability to make less expensive and purer isotopes than the competition. We will combine our manufacturing approach with a computerized robotic system that:

        o Reduces manufacturing labor costs;
        o Enables a 24-hour production and quality control cycle;
        o Reduces staff exposure to radiation;
        o Eliminates expensive repetitive errors;
        o Guarantees consistent quality with every batch of radiochemicals and radiopharmaceuticals; and;
        o Permits local delivery with lower inventory and wastage.

         Our system will replace older lower amperage, single beam instruments using manual procedures that have produced poorer quality and higher cost than our proposed system. We believe that:

        o Our technology and process will change the production methods for radiopharmaceuticals;
        o We have sharply superior technology compared to existing manufacturers;
        o We can manufacture with high gross margins;
        o Our products will improve the quality of healthcare.

         We are prepared to file the necessary applications required for licensing and/or regulatory approval from the Colorado Department of Public Health and Environment--State laboratory and Radiation Services Division, for the handling of radioactive materials and with the (FDA) for the operation of a nuclear medicine laboratory and for the production of iodine radiopharmaceutical products. Under an agreement between the State of Colorado and the NRC, approval of our application by the State will provide us with all necessary approval by the NRC.

         Business Strategy

     The acquisition of our TR-30 million electron volt, 1.2 milli amperes negative ion technology cyclotrons designed by our CEO and manufactured by EBCO Technologies, Inc., will provide us with the most powerful isotope production cyclotron of its kind. This instrument is capable of providing higher beam current and multiple (5) beam lines. Increasing the beam current focuses higher energy that then produces higher purity radionuclides with greater commercial yields. Multiple beam lines increase the number of radionuclides produced at a given time. We believe that no other company has this technology.

         Construction and licensing of our facility and installation of our first cyclotron will enable us to begin producing, subject to regulatory approval, our first two radiochemical and radiopharmaceutical products, sodium iodide 123 solutions and capsules and fluorine 18 FDG. At the same time we will acquire and install a PET camera and establish our diagnostic imaging center to serve the Rocky Mountain region. We will also produce technetium-99m generators. The technetium-99m generator was introduced in the late 1960's to provide the benefits of on-site production of the radioactive nuclide technetium-99m. This type of generator consists of a long-life parent radionuclide which, when processed in the generator, produces the radiopharmaceutical technetium-99m; technetium-99m is used in certain diagnostic procedures.

         The radionuclide producing equipment, coupled with computerized robotics, provide a fully automated and integrated system for the manufacture of radionuclides. Computerized robotic manufacturing provides numerous advantages to the system for the production of radionuclides by generating higher purity, higher yield, and cost-effective radiopharmaceuticals. Our system replaces instruments using manual procedures for the production of radiopharmaceuticals. These antiquated instruments, coupled with outdated procedures, produce poor and inconsistent quality, low yield, and higher cost radiopharmaceuticals.

         We will manufacture the listed eight of the 34 radiochemicals and radiopharmaceuticals (listed below) in our NRC application. New drugs in research pipelines promise to accelerate applications even more, and we expect to be in a leadership position to supply increased demand.

        o Sodium Iodide-123 solution for thyroid studies
        o Fluorine-18 FDG (Fluor-Deoxy-Glucose) used to test metabolic function for PET (Positron Emission Tomography)
        o Carbon-11 used to detect brain tumors
        o Nitrogen-13 used for cardiac blood flow studies
        o Oxygen-15 used in studying blood flow
        o Palladium-103 primarily used as a therapeutic for treating prostate cancer
        o Gallium-67 used as therapeutic for skin cancer
        o Technetium-99m (Sodium Pertechnetate) solution for diagnostic procedures

         We will employ an in-house direct mail and telephone strategy. We will market and drop-ship directly to diagnostic centers and university hospitals. We also have incorporated an aggressive approach to use of the internet in concert with traditional forms of communication in our industry.

         Market Analysis

         Overview

         While radioisotopes and enriched stable isotopes are essential in medicine, isotopes also find wide parallel uses in research in chemistry, physics and geosciences with additional needs existing in the commercial sector. The U.S. Department of Energy (DOE) and its predecessors, the Atomic Energy Commission and the Energy Research and Development Agency, have supported the development and application of isotopes in a technology transfer. One of every three hospitalized patients in the United States undergoes a nuclear medicine procedure. More than 36,000 diagnostic medical procedures that employ radioactive isotopes are performed daily in the United States and close to 100 million laboratory tests that use radioactive isotopes are performed each year. Radionuclides are also used to deliver radiation therapy to a growing number of patients each year (approximately 180,000 in 1998). (Source: National Academy Press, Division of Health Sciences Policy).

Current Industry Status

         The industry is governed by dated new drug applications (NDA's) and Drug Master Files (DMFs) which, in order to change, would require the following:

         *Designing  new   technologies  for   manufacturing;
         *Developing  new chemistries within some of these drugs;
         *Developing new processing and operational   procedures.
         *Developing   prototypes   for  each  area;
         *Streamlining distribution centers (nuclear pharmacies); and *Revising DMFs to reflect all new technologies and operational procedures.

     In order for industry to make the above changes, they must continue to operate their old manufacturing facility according to their existing NDA's until a supplemental application for each new drug product is submitted and approved. This could significantly increase the products' cost since the estimated cost for an NDA (Supplemental Application) can exceed $1 million per drug application. The effect of these changes are delays in availability for 9 months for minor changes and 4 years for major changes, provided a completely new NDA is not demanded by the FDA. For these reasons, not many companies would attempt a supplemental application. A change in the Current Good Manufacturing Practices (cGMP's) requires intensive capitalization to deliver quality diagnostic medicine.

         The Nuclear Medicine Market

         Nuclear medicine today in the United States is a multi-billion dollar industry. One of every three hospitalized patients in the United States undergoes a nuclear medicine procedure. Since 1994, the nuclear medicine industry exceeded the growth rates of the general medical community. The market has been estimated to have grown to $7 to $10 billion (Isotopes for Medicine and the Life Sciences, National Academy Press; 1995). There are in excess of
110,000,000 target organ procedures that will be performed annually using nuclear medicine throughout the United States (Isotopes for Medicine and the Life Sciences). This is an increase from an estimated 2,500,000 in 1992. This growth is due to new methods of diagnostic procedures in nuclear medicine, one of which is Positron Emission Tomography (PET). The increase in the average age of the general population ensures that nuclear medicine will continue to play an expanded role in medical diagnosis.

         The radiopharmaceuticals of tomorrow depend on the investigation of radioactive tracers and therapeutic nuclides of today. The vast potential of molecular nuclear medicine may not be realized with current limitations in the supply of research radionuclides. Currently, only 1,250 out of 8,000 hospitals use radionuclides, but we believe with lower cost, higher quality and effective distribution, the potential market is much greater.

         Within the industry, three major markets co-exist: the commercial market, the medical market and the research market. Our product lines will cross over into each of these special markets. The demand for different product lines, however, will vary in each market. The commercial market consists of those companies producing sealed sources or who produce commercial technetium-99m generators distributed directly or indirectly to the medical market. We estimate that the size of the total nuclear medicine and radiochemical market is approximately $4 billion annually. The research market is widespread and diverse throughout the United States. It includes universities as well as private research facilities. The government research activities are also included in this segment. Its size has been estimated at $555 million annually.

         The medical market is the largest of these broad segments. It includes all the nuclear medicine facilities in hospitals and clinics throughout the country. These facilities provide both diagnostic and treatment programs. Over 8,000 physicians practice nuclear medicine in the U.S. The radiopharmaceutical wholesale market accelerated rapidly due to the introduction of Thallium-201 and the general growth of nuclear procedures. Thallium-201 sales increased because of increased utilization of cardiac ECT studies and gated SPECT (Single-Photon Emission Computed Tomography) of myocardial perfusion images (The Nuclear Medicine Market in the U.S., Frost & Sullivan). Iodine-123 sales also increased dramatically to $14.7 million due to the increase in the renal studies being done and sales of other products, such as, indium oxide for blood cell labeling (according to the Society of Nuclear Medicine).

         As we try to estimate the future, it appears that most of the increase will be in new product areas. The largest potential will be derived from the introduction of a new, improved technetium-99m generator and cold kits, particularly for cardiac and brain imaging and most recently breast imaging. Thus, coupled with increased use of PET scans using Fluorine -18 FDG in new product applications, this additional volume should result in an increased market for radiopharmaceuticals. Within each market segment, the customer base is varied. Physicians and hospitals comprise the principal customer base in the medical division. Universities, research scientists and government facilities constitute the base in the research division, with commercial manufacturers and distributors in the commercial division. In each section the customer base and the direct purchasers of our products have been identified. Specific marketing and sales programs have been developed to serve every customer base within each section.

         We estimate the current market of products and categories as follows:

===========================================================================
Wholesale market (radiochemicals)                 $             950,400,000
---------------------------------------------------------------------------
Research market                                   $           1,607,555,000
---------------------------------------------------------------------------
Retail market                                     $           8,553,600,000
---------------------------------------------------------------------------
Therapy                                           $             110,000,000
===========================================================================

         Sales and Distribution

         We will capitalize on the expertise of Malcolm Benedict and Donald Ludwig Ph.D., for the distribution of our products. Mr. Benedict and Dr. Ludwig have many contacts throughout the nuclear medicine community. We expect to use an established distribution program, plus an in-house direct mail and telephone campaign. We will market and drop-ship directly to physicians, universities, diagnostic centers, nuclear pharmacies and hospitals. Mr. Benedict has also taken the required steps to ship product. The Company shipping requirements will be in compliance with all the regulatory agencies.

Technology, Production and Products

         Overview

         Developments in therapeutic and diagnostic drugs have historically come from the need to improve treatment regimens and provide more accurate diagnoses. Specifically, improvements in radiopharmaceutical diagnostic drugs are required to provide a clearer picture of the affected organ system to prevent misdiagnosis. Diagnostic procedures that can provide more accurate diagnosis, significantly reduce costs to the entire health care system: the patient, the hospital, third party payors and the employer.

         Technology

         Our technology focuses on an integrated system that can produce high quality, cost effective radionuclides. Our technology includes two instruments for the production of radionuclides concomitant (radionuclidic and radiochemical quality control) with computerized robotics for manufacturing the radionuclides.

         Cyclotron. A cyclotron is an instrument used by physicists to accelerate elementary particles to energies effective in causing chemical, atomic, sub-atomic and nuclear reactions to occur. Historically, the cyclotron was a large, heavy and expensive piece of equipment. Newer systems such as the TR-30 H- system are medium weight, efficient, automated and cost effective. Cyclotrons accelerate charged particles in a circular pathway through accelerating gaps. The internal parts of the cyclotron that accomplish this process are in the shape of the letter "D" and are referred to as Dees. A charged particle, such as the proton, is accelerated from one dee to the next dee by the means of a Voltage Gradient placed across the face of the dees. As the proton passes from one dee to the next dee, its velocity or momentum increases. At a certain specific energy the protons, which form the beam, are directed from the cyclotron to the target producing radioactive products of interest. All radiopharmaceutical substances produced by these methods are produced at specified energy levels in order to maximize production and minimize impurities that reduce the product's safety and efficacy. The cyclotron accomplishes the same function by directing the particle beam through a series of accelerating nodes that are arranged in a spiral.

         The production process for cyclotron produced radionuclides is similar to that associated with certain aspects of nuclear reactors in that special stable isotope targets have to be prepared. Targets are bombarded by the cyclotron using charged particles, which are appropriate for the particular nuclear reaction. This is followed by a chemical separation process to prepare the desired form of the radionuclide. However, there is a tremendous shortage of cyclotron produced radionuclides for domestic use. The Journal of Nuclear Medicine, Vol. 34, Number 6, June 1993 stated, "that the Department of Energy
(DOE) indicates that the department recognizes that this is a very serious issue and the department is making every effort that it can". We believe that this problem still exists.

         We believe that the cyclotron will be the primary production unit for the next 10 to 25 years. Linear accelerators are machines for the future as nuclear medicine expands. We believe the cyclotron, however, will not outgrow its usefulness for producing nuclides at a low cost. Linear accelerators are in the experimental state and have not been proven for commercial production. The linear accelerator and cyclotron are both based on the technology of accelerating charged particles to very high velocities, and therefore high energies. The particle beam is then directed into "targets" consisting of stable atoms. The high energies of the particles cause the non-radioactive target material to become radioactive through nuclear changes. Cyclotrons have the advantage of smaller size and may operate in a much smaller space, thus being more advantageous to nuclear medicine industry applications. We believe that cyclotrons also are less expensive to operate than linear accelerators and therefore are more ideal for small to large volume operations. Cyclotrons are being used in industrial applications as well as other various uses such as cancer therapy, explosive and incendiary detection, nondestructive materials testing and mineral content determination and analysis. These areas are also very profitable and are continuing to expand.

         The acquisition of several TR-30 million electron volt, 1.2 milli amperes negative ion technology cyclotrons from EBCO Technologies, Inc. will provide the Company with the most powerful isotope production cyclotron of its kind. This instrument is capable of providing higher beam current and multiple
(5) beam lines. Increasing the beam current produces higher energy targets that generate higher purity radionuclides with greater production yields. Multiple beam lines increase the number of radionuclides produced at a given time. No other Company has this technology available to them at this time.

         Technetium-99m Generator. The use of technetium-99m generators is advantageous because the product shows the function of major body organs. Technetium-99m is used because it provides good resolution and efficiency with the nuclear medicine camera. The producers of these generators replace the customer's product on a weekly and bi-weekly basis. The capacity of the generator is selected so that it provides sufficient output for one to two weeks. The larger users, such as the nuclear pharmacies, may order one or more generators per week. E.I. du Pont deNemours and Company, Amersham Pharmacia Biotech Ltd. and Mallinckrodt Inc. now produce generators for the United States market. These companies produce generators in the 1 to 15 Curie range. The Company's generators will be in the 100 to 1,600 Curie range. This is substantially higher in quality and quantity than anything available in the market.

         Our strategy will be to challenge this market by introducing a permanent, proprietary rechargeable generator invented by our founder, Malcolm
H. Benedict. The Company believes such a generator will offer a purer and more cost-effective product. These generators will also provide handling advantages (such as reducing radiation exposure) over the industry's existing disposable units. The new technetium-99m generators will be placed in nuclear pharmacies or clinics in major metropolitan areas throughout the country. The role of these entities will be to supply the product to hospitals and clinics, thus eliminating the need for such facilities to own and operate their own generators. The Company believes the instant availability of massive quantities of a purer technetium-99m, through a local distribution network will offer an advantage to the physicians and this will also represent a substantial cost savings to the hospital and the patient. The greater availability of the drug can also be expected to increase the use of radiopharmaceuticals, which will increase our market share and sales volume.

Development and Manufacturing of Radioactive Elements

         Radioisotopes are produced either in a nuclear reactor or Particle Accelerator (one of two kinds of cyclotron). After target elements are bombarded by a particle beam from a cyclotron or linear accelerator, the resultant radioisotopes are processed into radiochemicals in specially designed facilities. These radiochemicals are then processed into radiopharmaceuticals for distribution and use in nuclear medicine laboratories and clinics.

         Radiopharmaceuticals are used in extremely small quantities to make the drugs safe and effective for human use. The radiopharmaceuticals on the market today are safe in that they reduce radiation exposure to the patient; however, we believe that they could be greatly improved. Radiopharmaceuticals are prepared in various forms, such as capsule, sterile solutions and single or multiple dose vials for injection into the body. Most of the available radiopharmaceuticals are used in the form provided by the manufacturer. Technetium-99m can be utilized in combination with various other compounds or it can be used in its more basic form, as technetium-99m, for brain and thyroid scanning.

         In order to develop radiopharmaceuticals, it is necessary:

         * to establish a chemical analog of a body substance, which can be represented by a specific radiopharmaceutical, that will demonstrate dynamic function of an organ or gland.

         * to determine the amount of time it takes to reach the organ or target of interest in the body and to determine the effect on surrounding body regions which might blur and confuse the evidence of the diagnosis. The objective is to maximize the scan and make sure it does not compromise the other qualities sought.

         * for the radioactive material to have the minimum or lowest possible physical useful life consistent with the practicality of the time required for shipment. Generally, the shorter the half-life of the radiopharmaceutical, the safer the drug is to administer to the patient. Therefore, more diagnostic information can be recorded from the patient in a shorter time period. The shorter useful life of the radiopharmaceutical diminishes radiation exposure to the patient by reducing the time that the body is exposed to the radioactive form of the material. The object is to minimize the radiation dose to the patient while getting a moving picture of the organ of interest.

         In addition, radiopharmaceuticals used in conjunction with complementary procedures can assist in the diagnosis and tracking of a disease. For example, the combination of two radiopharmaceuticals, "technetium-99m" and "xenon 133" can be used to study lung perfusion. Lung perfusion demonstrates the flow of blood through the lungs whereby the xenon 133 gas inhalation demonstrates the viability of the air passages in the lung. This provides a very accurate assessment of the function of the patient's lungs.

         We   plan   to   manufacture    the   following    radiochemical    and
radiopharmaceutical products in the first year of operation:

         Sodium Iodine-123. Iodine is an essential element in the normal diet and is extracted by the thyroid gland and converted into thyroxin and other thyroid hormones. Sodium Iodine-123 has been used by physicians in order to discriminate between the many types of thyroid dysfunction and disease. Sodium Iodine-123 radiopharmaceutical has ideal chemical properties for studies of the thyroid. Furthermore, many drugs and metabolically active compounds can be labeled by the inclusion of sodium iodine-123 without loss of biochemical activity. For example, sodium iodine-123 labeled amphetamines are used to determine the regional cerebral blood flow in patients who have suffered, for example, a stroke. The New York State research foundation was responsible for the research and origin of Sodium Iodine-123 HIPDM. Our founder, Malcolm Benedict, was responsible for the development and commercialization of Sodium Iodine-123 HIPDM into a finished radiopharmaceutical. This product is also used for strokes, Alzheimer's disease, epilepsy and brain imaging. Due to its low toxicity, it is equally well tolerated by adults and children.

         PET Products. These products, which are listed below, are produced entirely by cyclotrons and must be processed as radiochemicals, formulated into radiopharmaceuticals and administered to patients within a very short time. These products have been generally produced in a research hospital environment and are now used on site on a commercial basis.

o Fluorine-18 (FDG) has a useful life of 110 minutes and is a radiochemical that can be incorporated into organic chemicals and used as a radiopharmaceutical. It is also used to produce other products for specific purposes that can be used for examination of many different organs.

o Carbon-11 has a 20-minute useful life and can be incorporated in many organic compounds to replace non-radioactive Carbon-12. Sometimes, physicians prefer to use Carbon-11 Methionine in the detection of disease with brain tumors that cannot be detected with Fluorine-18 (FDG).

o Nitrogen-13 has a 10-minute useful life and can be incorporated into numerous organic compounds. An application of this type of study is to attach a radiopharmaceutical and physical process continuously going on, in living organisms and cells. Nitrogen-13 is often used for cardiac blood flow studies.

o Oxygen-15 has a 2-minute useful life and is used in studying blood flow of the brain and the heart by labeling ordinary water.

         The PET camera produces images from the emitting of the radiopharmaceutical administered to the patient. PET is the most accurate test to reveal coronary artery disease or rule out its presence. The PET images can show inadequate blood flow to the heart during stress, which goes undetected by other non-invasive cardiac tests. We believe that at this time PET is considered to be one of the best diagnostic methods to determine the viability of heart tissue for blood flow studies. PET imaging can be used on the following cancers: lung, colorectal, breast, adrenal and brain. PET can be used to determine the location of tumor cells. Because tumor cells are more metabolically active than normal cells, a PET scan easily detects them. PET scans can also determine whether a tumor is benign or malignant, whether cancer treatment, such as chemotherapy, has been effective. Clinical indications for imaging in neurology include the evaluation of primary central nervous system tumors, epilepsy and dementia.

         We plan to manufacture the following radiopharmaceutical products in the second year of operation:

         Gallium-67. This product tends to concentrate in tumors and abscesses. The primary use of this radiopharmaceutical is the detection of cancer. It has application in many specific tumors (lymphoma, melanoma, carcinoma, lung, and hematoma) and a wide variety of tumors common in pediatric patients. Gallium-67 also is known to concentrate in sites of local or systemic inflammation and is therefore valuable as a screening tool for infections of non-specific origin, for which there are no other diagnostic or localizing techniques.

         Technetium-99m. Technetium-99m is a common radiopharmaceutical used for showing the function of major body organs and other tissues (brain, lung, legs, bone, liver, and kidney). Technetium-99m, alone, or combined with other agents, is used to determine brain blood flow (brain scan image), lung scans before and after surgery, thrombosis in the peripheral vascular system, bone diseases and tumors in various organs. Technetium-99m is delivered in bulk and requires a specialist in nuclear medicine to be on duty in each of the medical facilities or nuclear pharmacies.

         Palladium-103. Palladium-103 is a form of small radioactive pellets which are implanted in a patient's prostate under ultrasound guidance to destroy a tumor. These small radioactive sources ("commonly called "seeds") are permanently implanted, via needles, into the prostate gland, and are clinically excellent therapy for the treatment of early-stage prostate cancer.

Intellectual Property

         We do not have any issued patents or patents pending. We anticipate filing patents for many of our robotic manufacturing procedures, radiochemical targets and technetium-99m generator.

History

         We are dependent upon the extensive expertise of Malcolm H. Benedict, our founder, Chairman, President and Chief Executive Officer. In 1972, Mr. Benedict founded Benedict Nuclear Pharmaceuticals, Inc., ("BNPI"). BNPI began producing radiopharmaceuticals under the control of the Nuclear Regulatory Commission (NRC) and the State of Colorado Health Department, acting in place of the Federal Food and Drug Administration, and later consented to make filings under FDA procedures. Mr. Benedict has devoted his principal efforts and resources to meeting the regulatory requirements necessary to manufacture radioactive drugs. In August 1981, the FDA granted BNPI an Investigational New Drug ("IND") permit to manufacture and conduct clinical trials on Iodine-123 capsules and solution (Iodine-123). After reporting the findings on the safety and effectiveness of these drugs, BNPI submitted a New Drug Application (NDA) for Iodine-123 capsules and solution (Iodine-123). BNPI's NDA was awarded in May 1982. The application was completed in nine months from the initial acceptance until final approval. Canada's Radiation Safety Bureau issued BNPI an NDA for its Iodine-123 capsules and solution within three months of filing the necessary documentation. Similarly, an IND/NDA was filed for Thallium-201. Mr. Benedict left BNPI in 1991, and subsequently that firm was merged with several other companies prior to its acquisition by Syncor, Inc.

Competition

         We believe that six major corporations currently dominate the radiochemical and radiopharmaceutical industry; however, brand name competition is not a significant factor in marketing diagnostic drug products; the improvement of the quality and purity of diagnostic drug products will be a more significant factor. The six major manufacturers that we have identified are Du Pont, Mallinckrodt Chemical Corporation, Nycomed-Amersham International, MDS-Nordion, International Isotopes and Theragenics. Our cyclotrons, which are being manufactured by EBCO, Inc., will run at 1.2 milli amps (1,200 micro amps) or higher, which we believe far exceeds the cyclotron capacity of our competitors.

Fundamental Weaknesses of the Industry.

         There are inherent weaknesses within this industry. These companies began manufacturing radiopharmaceuticals from the products developed for university-generated research. As a result, they were not committed to the development of quality products at a low cost. Their entire business was based on their ability to obtain FDA approvals on these drug products as they were developed. For the most part, they operate today from the NDA's and Drug Master Files that were developed 15-20 years ago.

         Until we enter this market, they have no incentive to change because they can pass the cost of the radiopharmaceuticals down to the patient. We intend to restructure the industry for the next generation on quality, cost and distribution upgrades.

         Currently, radioisotopes produced by a cyclotron accelerator are manufactured in the United States principally by the radioisotope producing companies, primarily, we believe, for their own radiopharmaceutical products. We believe that hospitals, medical institutions and universities also produce certain short-lived radioisotopes utilizing small cyclotron accelerators, principally for their own radiopharmaceutical needs. The radioisotope producing companies have substantially greater capital and other resources than we do, and there can be no assurance that they may not elect to produce radioisotopes for commercial sale. The U.S. government also produces radioisotopes, primarily for research purposes, in three national laboratories, Brookhaven National Laboratory, Los Alamos National Laboratory and the Oak Ridge, Tennessee National Laboratory, and has announced that it plans to modify the nuclear reactor at Sandia National Laboratory in Albuquerque, New Mexico to produce certain radioisotopes. In addition, there can be no assurance that a third party will not contract with the U.S. government to acquire radioisotopes for commercial sale. Outside the United States, MDS Nordion, Inc., a Canadian firm, and Mallinckrodt, N.V. at Petten, a Netherlands firm, both of which have substantially greater capital and other resources than we do, are major producers of cyclotron-produced and accelerator-produced radioisotopes. MDS Nordion, Inc. currently supplies a significant portion of the radioisotopes used in the diagnostic nuclear medicine industry in the United States, and there can be no assurance that we will be able to compete successfully with this firm.

Government Regulation

         Regulation of Production and Radioactive Waste. The manufacture of radiochemicals and radiopharmaceuticals is subject to extensive federal and state regulation. Prior to commencing operations, we must obtain approval of our facility from the various agencies which administer these regulations, and prior to transporting medical use radiochemicals and radiopharmaceuticals across state lines, we must obtain approval from the FDA. In addition, the DOT regulates the quantity and method of shipment of radioactive materials, and sets specifications with respect to the class of shipping containers used. Our facilities will be subject to continual inspection for compliance with state and federal regulations, which require that we manufacture radiochemicals and maintain manufacturing, testing and quality control records in a prescribed manner. See "Risk Factors--Government Regulation." Since our facility will have to be approved by the State of Colorado Department of Public Health - State Laboratory and Radiation Services Division, which approves facilities under agreement with the NRC, we believe it will not be subject to regulation by the NRC or the Department of Energy. FDA regulations provide that a radiopharmaceutical production facility may not be used for any purpose other than the production of radiochemicals and radiopharmaceuticals.

         We will be required to file a Drug Master File with the FDA for each radiopharmaceutical which we propose to produce. These radiochemicals and/or radiopharmaceuticals can then be used by other radiopharmaceutical companies for manufacturing their own proprietary radiopharmaceuticals. These products will be covered by NDA's filed by the respective radiopharmaceutical companies, which companies will make reference to our applicable DMF.

         The  production  and  processing  of  radioisotopes  generate a certain amount of low-level, solid radioactive waste. Pursuant to the Low Level Radioactive Waste Policy Act of 1980, states are required to assure the safe disposal of mildly radioactive materials. The handling, retention and disposal of radioactive waste is regulated by various other agencies, which enforce federal regulations promulgated by the Environmental Protection Agency ("EPA") and their own regulations. We believe that radioactive waste that we produce will fall into the category of low-level radioactive waste. Most of this waste will be in the form of used laboratory expendables, such as latex gloves and absorbent paper used to protect laboratory counter tops from direct exposure to spilled materials, which waste will be compacted and disposed of through the usual commercial channels used by universities, medical institutions and industrial users of radioactive materials. Between scheduled waste pick-ups, compacted materials containing longer-lived radioisotopes temporarily will be retained on-site in a specially designed, low-level waste reduction facility, which facility will reduce the amount of radioactive waste that must be removed to a permanent radioactive waste disposal facility. The production of radioisotopes at our facility will include the chemical separation of radioisotopes. This may lead to the production of some mixed hazardous waste, consisting of a mixture of low-level radioactive materials, water, organic solvents and inorganic salts. We will hold such materials on-site for a period of time until the radioisotopes decay to stable isotopes, at which time the materials can be moved off-site for disposal by commercial waste handlers. Liquid waste resulting from the processing of accelerator-produced controlled products or from the washing down of hot cells or other decontamination procedures will be contained in storage tanks at our facility. It is anticipated that the capacity of the storage tanks will be sufficient to permit the holding of radioactive wastes until decay to negligible levels has taken place. In compliance with applicable state laws, we will maintain a radiation safety committee, comprised of Malcolm Benedict and Dr. Donald A. Ludwig. Our radiation safety officer will be appointed to oversee our radiation safety procedures. The radiation protection officer will control and monitor our compliance with state and federal regulations, and will conduct radiation audits to comply with applicable regulatory requirements.

         Although we intend to comply with all applicable regulations regarding the manufacture and sale of radiochemicals and radiopharmaceuticals, such regulations are subject to change and depend on administrative interpretations. We cannot assure that future changes in regulations or interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not have a material adverse effect on us. We also will be subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, fire hazard control and disposal of hazardous or potentially hazardous substances. We cannot assure that we will not incur significant costs in complying with such laws and regulations or that such laws or regulations will not have a material adverse effect upon us.

         Medical imaging centers must comply with regulations, promulgated in most states by an agency of the state government under authority delegated by the NRC, governing the possession and use of radiopharmaceuticals for diagnostic medical procedures. In order to secure approval, a medical imaging center must submit an acceptable site plan for its camera, employ adequate radiation safety and quality procedures, and provide a nuclear medicine physician or other qualified physician who meets certain training and experience standards. Many states have "certificate of need" regulations that require a hospital purchaser or user of expensive diagnostic equipment, such as medical imaging cameras, to obtain regulatory approval prior to purchasing the equipment. A primary purpose of those regulations is to contain health care costs by restricting the number of similar units in a particular locality. We cannot assure that such requirements or the delays that may be occasioned thereby will not limit our ability to market and sell our products.

         Other Regulations. If we enter into agreements with suppliers to acquire various controlled-items, neutron-produced research and therapeutic radiochemicals or accelerator-produced radiochemicals for our distribution, we will be subject to various regulations regarding the handling of radioactive materials. Compliance with such regulations will be the responsibility of the contracting supplier. Any radiopharmaceuticals developed under arrangements between us and medical institutions and universities, including preclinical animal studies, the filing of an IND application, human clinical trials and the approval of a NDA, will require prior approval of the FDA, which has established mandatory procedures and standards for the clinical testing, manufacture and marketing of therapeutic and diagnostic products. Obtaining approval from the FDA could be a time consuming and costly process.

     We also will be subject to regulation by the EPA, OSHA and other agencies with respect to the radioactive content of water and air discharges and the handling and disposal of radioactive waste. We intend to comply with all such laws and regulations and believe our facilities and operations will not create any hazards to nearby residents, employees or visitors. See "Risk Factors--Government Regulation".

         Regulatory Approvals. We are prepared to file the necessary applications required for licensing and/or regulatory approval from the Colorado Department of Public Health and Environment - (State Laboratory and Radiation Services Division) for the handling of radioactive materials and the FDA for the operation of a nuclear medicine laboratory and for the production of iodine radiochemical products. We believe these licenses will be granted when the building and equipment are completed in our temporary and permanent facilities and final inspection has taken place. We do not anticipate any obstacles in our ability to obtain the required licenses.

Product Liability and Insurance.

         The use of our radioisotopes in radiopharmaceuticals and in clinical trials may expose us to potential product liability, which is inherent in the testing, manufacture, marketing and sale of human diagnostic and therapeutic products. In addition, the failure to effect timely delivery of radioisotopes may cause a delay in a scheduled test or procedure or result in the functional loss of radioactivity of the radioisotope, thereby exposing us to potential liability. We currently have no product liability insurance. We intend to obtain product liability insurance prior to commencing production of any radioisotopes and prior to the manufacture and sale of any products, but there can be no assurance we will be able to obtain or maintain such insurance on acceptable terms or that any insurance obtained will provide adequate coverage. Claims or losses in excess of any liability insurance coverage ultimately obtained by us could have a material adverse effect on us. See "Risk Factors--Product Liability Exposure and Insurance."

Our Facilities

         We currently lease office space at 1880 Industrial Circles, Suite B-3 in Longmont, Colorado and additional space in Boulder, Colorado. The office space in Boulder, Colorado is subleased to an unrelated entity. Upon completion of this offering, we anticipate temporarily leasing additional space in Longmont to begin production and sale of sodium iodide-123. We will also purchase land for and begin construction of our permanent facility. We have entered in to a contract to purchase approximately 5.5 acres of land (with an option to purchase an additional 5 acres) in Weld County, Colorado, approximately 6.7 miles east of Longmont, Colorado and approximately 2.3 miles west of Interstate 25, Colorado's major north-south throughway. We have deposited 102,000 shares of common stock in an escrow account for that purchase and we anticipate, pending the fulfillment of all conditions to the purchase, closing on the purchase in July, 2000; however, we cannot assure that we will be able to close on the purchase.

         We will obtain insurance on our facilities for fire, theft and general liability coverage during the period of any occupied or leased facility. The dollar value of the property coverage shall not be less than eighty (80%) of the replacement cost of the facility and equipment, unless otherwise covered in an equal amount.

Employees

     The Company currently has four full-time employees, consisting of three executive officers and one administrative person. Once the permanent facility is constructed, we intend to hire additional technical personnel to operate and monitor the cyclotron and robotic manufacturing equipment and medical personnel to operate the PET diagnostic imaging center. The Company believes its relationship with its employees to be good. None of the employees is represented by a union and there have been no work stoppages to date.

Legal Proceedings

         There are no legal proceedings to which the Company is a party.

                                   MANAGEMENT

Directors and Executive Officers

         Board of Directors and Executive Officers

         The following are our directors and executive officers:

Name                          Age     Position
----                          ---     --------
Malcolm H. Benedict           62      President, CEO and Chairman of the Board
Donald A. Ludwig, Ph.D.       52      Director and Executive Vice President
Janet L. Davis                44      Director and Secretary
Vernon L. Morris, CPA         55      Chief Financial Officer
David D. Mc Nurlin            38      Vice President, Corporate Development

         Malcolm H. Benedict has served as the President, Chief Executive Officer and Chairman of the Board of Directors of the Company since the inception of Molecular Diagnostics and Therapeutics, Inc., (formally Nu-Tec., L.T.D.), on February 19, 1992. From 1979 to 1991, Mr. Benedict served as the President, Chief Executive Officer and Chairman of the Board of Directors of Golden Pharmaceuticals, Inc., Golden, Colorado ("Golden Pharmaceuticals", formerly known as "North American Chemical Corporation," and "Benedict Nuclear Pharmaceuticals, Inc."), a publicly held corporation that was engaged in the manufacturing and distribution of radiopharmaceuticals, subsequently selling its product line to Syncor Pharmaceuticals, Inc. During the approximate 19 years since Mr. Benedict's founding of Golden Pharmaceuticals in 1972, Golden Pharmaceuticals developed into a national drug company and received FDA approval for the commercialization of two radiopharmaceutical products. Mr. Benedict has extensive experience in nuclear medicine during the past 35 years. Mr. Benedict is an active member of five well-known professional organizations, as well as the Society of Nuclear Medicine.

         Donald A. Ludwig has served as Executive Vice President and a director of the Company since 1998. He is a sales, marketing and management executive with more than twenty-five years experience in high technology, nuclear medical and radiopharmaceutical production instrumentation. He has a PhD in medical physics. He has managed technology groups in the advanced diagnostic imaging, radiation therapy and PET industry. He has consulted with many of the leading companies in this industry and his advice is frequently sought by overseas healthcare organizations. For the past several years, he has been the principal consultant at Physics For Medicine, an independent physics service provider to the nuclear science community. He is an expert in the use of Particle Accelerators for the manufacturing of radiochemicals and radiopharmaceuticals and the distribution process.

         Janet L. Davis has served as the Secretary since 1996 and has served as an interim Director of the Company since December 1999. She was appointed to serve as an interim Director of the Company upon the resignation of J.D. Kish. She is currently employed as a paralegal by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C. Ms. Davis successfully completed an American Bar Association-approved program in paralegal studies and a Bachelor of Science degree in education from Louisiana State University.

         Vernon L. Morris. Mr. Morris was appointed the Chief Financial Officer of the Company in January 2000. He is a Certified Public Accountant and has had his own accounting practice in Boulder, Colorado for the past twelve years. Mr. Morris received his degree in Physics from Colorado State University and his CPA certificate in Colorado in 1972. Mr. Morris was employed with Brock Cordle and Associates as chief audit partner and securities audit partner. Mr Morris will be responsible for all financial operations and controls, including budgeting, financing, financial reports and taxes. Mr. Morris is a member of the American Institute of Certified Public Accountants.

         David D. Mc Nurlin has served as the Vice President of Corporate Development for the Company since January 1, 1998. His responsibilities include project management, cost analysis and cost breakdown, budget forecasting and facility development. Mr. Mc Nurlin is currently in pursuit of his BSBA in Business Administration. Mr. Mc Nurlin has over 12 years project management experience and over 8 years experience in computer information systems.

         All directors currently hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Our executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified.

         Medical and Scientific Advisory Board

         Michael J. Lawson, M.D. (Board Certified Nuclear Medicine & Internal Medicine) is the Director of the Good Samaritan PET Center, Phoenix, Arizona. Dr. Lawson has an extensive background in the field of nuclear medicine over the past thirty years. He is a founding Member of the American Society of Nuclear
Cardiology. Dr. Lawson is an active member of more than six medical organizations as well as having extensive publications. He is a graduate of the University of Utah School of Medicine. Dr. Lawson has joined the Company as the Advisor and Director of the PET Center.

         Steven M. Larson, M.D. (Board Certified Nuclear Medicine & Internal Medicine) is the Chief of Nuclear Medicine at Memorial Sloan Kettering Cancer Institute, New York, New York. Dr. Larson, a graduate of the Washington School of Medicine, has had an extensive background in the field of nuclear medicine and internal medicine over the past thirty years. Dr. Larson is an active member of several medical organizations as well as having extensive publications. Dr. Larson has joined the Company as a medical advisor in diagnostic and therapeutic medicine.

         Karl Erdman, Ph.D. has worked as Chief Scientist on PET Medical Cyclotron, Research Cyclotron, and Commercial Radioisotope Cyclotron Projects at EBCO Technologies, Inc. since 1987. Dr. Erdman received his Ph.D. in Physics from the University of British Columbia. Prior to joining Ebco, he worked as Associate Director of TRIUMF, Canada's National Meson Facility located in Vancouver, BC, and was involved as part of the team who built TRIUMF in 1972. He is an internationally recognized expert in negative ion cyclotrons, radio-frequency systems in Cyclotron Accelerators, charged particle beam line design and operation, and cyclotron applications. Dr Erdman taught at the Physics Department at the University of British Columbia. He has had many accepted international articles published on physics. He has joined the Company as a scientific advisor in cyclotron operations and controls.

         Richard R. Johnson, Ph.D. has worked as Program Manager on PET Medical Cyclotron, Research Cyclotron, and Commercial Radioisotope Cyclotron Projects at EBCO Technologies since 1996. Dr. Johnson received his Ph.D. in Physics from the University of British Columbia. Prior to joining Ebco, he worked as Division Head of TRIUMF, Canada's National Meson Facility located in Vancouver, BC, and was involved as part of Administration, Technical and Applied Programs responsible for medical applications. He has joined the Company as a scientific advisor in cyclotron operations and manufacturing procedures.

         Hermann Schweickert, Ph.D. is the head of the Cyclotron Laboratory at the National Laboratory of Germany. Dr. Schweickert received his Ph.D. in Physics from University of Heidelberg, Germany. He was responsible for the design, construction and operation of two accelerators at the laboratory. He is the head of the accelerator development group. He is a member the Institute of Nuclear Physics and The Institute of Neutron Physics and Reactor Technology. Dr. Schweickert is an expert for the International Atomic Energy Agency throughout the world in the field of radioisotope production for medical applications. He has published extensively in international physics journals. He has joined the Company as a scientific advisor in cyclotron operations and targets.

         Volker Bechtold, Ph.D. is the Deputy Director of the Cyclotron Laboratory at the National Laboratory of Germany. Dr. Bechtold received his Ph.D. in Physics of the University of Karlsrule, Germany. Previously, he was the scientist responsible for the design, construction and operation of the 42 MeV Cyclotron. He has worked as Director of Isotope Production and in the research center of the National Laboratory developing many of the radiopharmaceuticals for medical applications in Europe. Dr. Bechtold is an expert for the International Atomic Agency (IAEA) throughout the world in the field of radioisotope production for medical applications. He has published extensively in international physics journals. He has joined the Company as a scientific advisor in cyclotron operations, targets, (gas and solid), manufacturing and production of radiochemicals and radiopharmaceuticals.

         Robert L. Mundis, Certified Health Physicist is the radiation protection officer for the Company. His responsibilities will include, but not be limited to, the following: enforce compliance with all safety rules as contained in radioactive materials license and as promulgated by the federal, state and local governments; to inspect the Company according to the provisions of the radioactive license on a quarterly basis and issue reports. He has worked as a Certified Health Physicist at the Los Alamos National Laboratory since 1991. Mr. Mundis received his BA in Mathematics from the University of Niagara. He is a Technical Staff Member in the TA-53 Accelerator Health Physics Section of the HS-1 Health Physics Operations Group at the Laboratory.

         Ronald J. Callahan Ph.D. is the Nuclear Pharmacist at the Division of Nuclear Medicine, Massachusetts General Hospital (Harvard Medical School). He received his Ph.D. at the Massachusetts College of Pharmacy. He is an expert in the field of pharmaceuticals and radiopharmaceuticals and on the Advisory Panel of the United States Pharmacopeia & National Formulary. He has served on the Board of Trustees of the Society of Nuclear Medicine. Dr. Callahan is a member of numerous societies, of which one is the Radiopharmaceutical Science Council of the Society of Nuclear Medicine.

         The members of the Medical and Scientific Advisory Board are expected to advise us on technical and scientific issues. We anticipate that the board of advisors will review the technical progress of the Company's products, engineering and research and development, and will be compensated at a rate per meeting to be determined by our Board of Directors, plus reasonable travel expenses in connection with such meetings. The advisors will make recommendations to us regarding product capability and specifications, engineering designs and research and development objectives, and our future technical development. We do not intend to retain individuals to serve as advisors whose primary employers, or other third parties with whom such individuals have consulting arrangements, are in competition with us. Advisors may be retained individually by us on a consulting basis to perform work specifically for and at our direction. The members of the Medical and Scientific Advisory Board have each received 5,000 shares of common stock for their participation on this board.

                           Summary Compensation Table

         The following table sets forth the compensation paid or accrued, for the fiscal years ended March 31, 1999, 1998 and 1997 for our President and Executive Vice President. Other than our President, we have no officer whose salary and bonus were in excess of $100,000. There is no executive officer, other than those listed on the following table, who was awarded, earned or paid more than $100,000 for the fiscal year ended March 31, 1999, 1998 and 1997. The Company does not have any option or other grants outstanding.

---------------------------------------------------------------------------------------------------------
                                                                                               Bonus
                                       Fiscal Year        Salary       Research and      Cyclotron License
Name and Principal Position               Ended                         Development         and Design
---------------------------------------------------------------------------------------------------------
Malcolm H. Benedict, President            1999           $125,000       $120,000             $37,157
                                          1998           $ 86,667       $ 67,600                  -0-
                                          1997           $ 50,000       $ 75,000              13,000
---------------------------------------------------------------------------------------------------------

Employment Agreements

         We have entered into a Second Amended Employment Agreement with Mr. Benedict. The Employment Agreement is for a term of three years, commencing January 1, 1999 and provides that Mr. Benedict shall serve as Chief Executive Officer of the Company. Mr. Benedict agrees to devote his full working time, attention and energy to the business of the Company. Pursuant to the agreement, Mr. Benedict is entitled to a base salary of $125,000 per year, plus additional compensation for new additions or changes to an original license application in an amount not less than $40,000 per license application. The employment agreement also provides that the employee is entitled to additional incentive compensation as determined by the board of directors, from time to time, for the performance of duties not customarily performed by a President and Chief Executive Officer of a radiopharmaceutical company. In the Employment Agreement, Mr. Benedict agrees to waive any compensation owed to him and which was not paid for calendar years prior to 1999; provided, however, the board of directors may consider such waiver in determining any additional incentive compensation. Mr. Benedict will be entitled to six weeks' vacation per year, locally recognized holidays and other benefits pursuant to plans approved by the Company offered to all employees. The employment agreement may be terminated by Mr. Benedict upon 60 days' notice or by the Company for cause. Furthermore, the Employment Agreement will be terminated upon Mr. Benedict's death and may be terminated upon his disability, provided he shall, in either case, be entitled to receive his salary for six months following such termination. The employment agreement also contains confidentiality provisions prohibiting Mr. Benedict from disclosing trade secrets and other proprietary information.

         We have entered into an Employment Agreement with Dr. Ludwig. The Employment Agreement is for a term of five years, commencing April 1, 1998 and provides that Dr. Ludwig shall serve as Executive Vice President of the Company. Dr. Ludwig agrees to devote his full working time, attention and energy to the business of the Company. Pursuant to the agreement, Dr.Ludwig is entitled to a base salary of $100,000 per year, plus additional compensation for new additions or changes to an original license application in an amount not less than $40,000 per license application. The employment agreement also provides that Dr.Ludwig is entitled to additional incentive compensation as determined by the board of directors, from time to time, for the performance of duties not customarily performed by an Executive Vice President of a radiopharmaceutical company. In the Employment Agreement, Dr. Ludwig stipulates that, during the first two years of the agreement, the Company may not be able to pay the full amount of the agreed salary and agrees to accept a lesser amount without the expectation of being paid the balance during any future year. The board of directors may consider such waiver in determining any additional incentive compensation. Dr. Ludwig will be entitled to six weeks' vacation per year, locally recognized holidays and other benefits pursuant to plans approved by the Company offered to all employees. The employment agreement may be terminated by Dr. Ludwig upon 60 days' notice or by the Company for cause. Furthermore, the Employment Agreement will be terminated upon Dr. Ludwig's death and may be terminated upon his disability, provided he shall, in either case, be entitled to receive his salary for six months following such termination. The employment agreement also contains confidentiality provisions prohibiting Dr. Ludwig from disclosing trade secrets and other proprietary information. For the period from April 11, 1998 to December 31, 1999, Dr. Ludwig worked on a part-time basis and was paid approximately half of the salary stated in the employment agreement.

Stock Option Plan

         At the current time, we do not have a stock option plan that has been approved by the shareholders.

         Committees of the Board of Directors

         We have not established any committees of the board of directors at this time. We anticipate establishing committees for audit and executive compensation during the second quarter of 2000, each of which are expected to be headed by an outside director.

Director Compensation

         We reimburse directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company, but we do not pay directors any fees for board participation.

         In March 1999 we issued 66,667 shares (100,000 pre-split) of the Company's common stock to Dr. Ludwig as a bonus for his services as director of the Company. The shares were valued at the time of issuance at $1.125 per share ($.75 per share - pre-split).

Indemnification of Directors and Officers

         Our Bylaws eliminate the liability of an officer or director, or former officer or director, of the Company for expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are made parties, except in relation to matters as to which they are adjudged to be liable for negligence or misconduct in the performance of their duties. Our Articles of Incorporation provide that the board of directors may indemnify each officer, director, employee or agent of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding if the director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his action was unlawful. If any director, officer or controlling person in connection with the securities being registered asserts a claim for indemnification related to such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to the beneficial ownership of shares of common stock held by:

        o each person or entity who is known by us to beneficially own five percent or more of the common stock;
        o each director and executive officer of the Company; and
        o all directors and executive officers of the Company as a group.

                                                                           Percentage of Shares
                                                                          Beneficially Owned (3)
Name of Beneficial Owner (1)            Number of Shares(2)       Before Offering        After Offering
----------------------------            -------------------       ---------------        --------------

Malcolm H. Benedict                           3,119,000               36.00%                 32.00%
Donald A. Ludwig                                 66,667                0.80%                  0.70%
Janet L. Davis                                    6,667                0.08%                  0.07%
Vernon L. Morris                                 75,000                0.90%                  0.80%
David D. Mc Nurlin                               59,489                0.70%                  0.60%
All Directors and Executive
Officers as a group (five) persons            3,326,823               38.48%                 33.54%
Jacqueline Rae Quinn (4)                        821,333                9.50%                  8.50%
First Trust Corporation (5)                     513,333                5.90%                  5.30%
Total of all Principal Shareholders           4,661,489               53.88%                 47.34%


(1) Unless otherwise indicated, the address for each named individual or group is in care of the Company at 1880 Industrial Circle, Suite B-3, Longmont, CO 80501.
(2)  Reflects 3 for 2 reverse stock split.
(3) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. None of the persons listed owns any options or other rights to acquire additional shares of the Company's common stock.
(4) Jacqueline Rae Quinn is the beneficial owner of these shares, which were acquired by James C. Quinn while he served as a director of the Company. Mr. Quinn resigned as a director of the Company, effective July 7, 1999.
(5) These shares beneficially owned by Arthur W. Young, a former director of the company.

                              CERTAIN TRANSACTIONS

Related party transactions

         During the years ended March 31, 1999 and 1998, and for the period from February 19, 1992 (inception) through March 31, 1999, the Company paid officers $157,157, $67,600, and $559,533 (unaudited) respectively, for compensation that is included in the accompanying financial statements as research and development costs.

         During the nine months ended December 31, 1999, the Company paid officers $23,500 (unaudited) for compensation that was charged to research and development costs. Additional expenses of $62,552 (unaudited) resulted in research and development costs totalling $86,052 (unaudited) for the 9 months ended December 31, 1999.

         During the year ended March 31, 1999, the Company issued 103,500 shares of no par value common stock to employees for compensation valued by management at the fair value of the common stock, or $.75 per share. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Securities Act.

         We believe that these transactions were fair and reasonable to us and were on terms no less favorable than could have been obtained from unaffiliated third parties. Any such future transactions will be on terms no less favorable to us than could be obtained from unaffiliated parties.

                               ARTICLES AND BYLAWS

         Our Articles of Incorporation and Bylaws contain certain provisions regarding the rights and privileges of shareholders, some of which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control, diminishing the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of the common stock or over a shareholder's cost basis in the common stock, and inhibiting fluctuations in the market price of the common stock that could result from takeover attempts. Such provisions could work to the detriment of shareholders in the event that management has any interests over and above those of the shareholders. These provisions of the Articles and Bylaws are summarized below. Reference is made to the full text of the Articles and Bylaws. The following summary is qualified in its entirety by such reference.

         Size of Board and Election of Directors. The Articles provide that the number of Directors shall be fixed from time to time as provided in the Bylaws. The Bylaws currently provide at least three persons to serve on the Board. The Articles further provide that the Board may enact, alter, amend and repeal the Bylaws by action taken in accordance with such Bylaws, not inconsistent with the Articles or applicable law, including dividing the Board of Directors into three classes. At the current time all directors are elected at each annual meeting of shareholders.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue 45,000,000 shares of common stock, without par value and 5,000,000 shares of preferred stock, without par value. As of the date of this prospectus, we have outstanding 8,654,515 shares of common stock owned by approximately 327 holders of record. In November, 1999, the Company's shareholders approved a three for two reverse stock split of the common stock. There are no shares of preferred stock currently outstanding.

         Common Stock

         The holders of common stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of common stock are entitled:

o To receive any dividends as may be declared by the Board of Directors from funds legally available for such purpose; and
o In the liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, upon issuance and sale, validly issued, fully paid, and nonassessable. Holders of common stock have no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

Preferred Stock

         The Board of Directors has the authority, within the limitations and restrictions stated in the Articles of Incorporation, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the rights, preferences, privileges and restrictions, thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

Transfer Agent and Registrar

         We intend to act as our own Transfer Agent and Registrar for the common stock initially and later to arrange for a stock transfer and trust company to take this responsibility.

             LIMITATIONS OF DIRECTORS' LIABILITY AND INDEMNIFICATION
                            OF DIRECTORS AND OFFICERS

         Our Bylaws provide that our directors will not be personally liable for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties except in instances in which they are adjudged to be liable for negligence or misconduct. Such limitations are designed to protect the directors at the possible disadvantage of shareholders; however, management believes such protection is necessary to induce talented individuals to serve on the board.

         We have included provisions in our Articles of Incorporation providing for indemnification of our directors, officers, employees and agents by us, including the advancement of expenses incurred by a director, officer, employees and agents in any suit in which any of these people are involved. We believe that such actions will assist us in attracting and retaining qualified individuals to serve as directors, officers, employees, or agents. Prospective investors should be aware, however, that the costs associated with indemnifying a director, officer, employees and agents could be significant and, if not covered by insurance, could adversely affect our results of operations. Furthermore, in situations where we have advanced litigation expenses to a director, officer, employees and agents and the director, officer, employees and agents is required to repay the expenses because it is ultimately determined that he is not entitled to indemnification, the director, officer, employees or agents may not have sufficient cash or assets to repay the expenses advanced.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        LIMITATIONS ON TRANSFER OF SHARES

         There is currently no public market for our common stock, and there is little likelihood that an active trading market will develop in the near future as a result of this offering. The Registration Statement, of which this prospectus is a part, is intended to be qualified with the Securities and Exchange Commission pursuant to Form SB-2 under the Securities Act, and as such, the shares will become freely traded under the federal securities laws. The shares, however, will have been registered in only a limited number of states and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered unless they are subsequently registered or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

           QUALIFIED SMALL BUSINESS ISSUER CAPITAL GAINS TAX EXCLUSION

         In 1993, IRS Section 1202 was enacted to provide a 50-percent exclusion of any gain from the sale of "qualified small business stock." For the shares to qualify for the exclusion, several tests must be met. For instance, the shares must be purchased directly from the Company, not in a later trading market, and the shares must be held for at least five years. In addition, a "qualified small business" must not have more than $50 million in assets at all times before the issuance of the stock and immediately thereafter.

         Further, at least 80 percent of the assets must be used in the "active conduct of one or more qualified trades or businesses" throughout the holding period. There are also limitations on the persons who may use the exclusion. Prospective investors should consult their own tax advisers as to the availability of the exclusion.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon consummation of this offering, we will have up to 9,654,515 shares of common stock outstanding, of which the 1,000,000 being offered hereby will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate", which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

         All of the remaining 8,654,515 shares of common stock currently outstanding are "restricted securities" or owned by "affiliates", as those terms are defined in Rule 144, and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. The 8,654,515 restricted shares will be eligible for sale without registration under Rule 144, 365 days following the completion date of this prospectus.

                                Lockup Agreement

         All executive officers and directors and certain principal shareholders (representing over 48% of the 9,654,515 outstanding shares of common stock) have agreed for a period of 12 months following the qualification date of this prospectus, without the underwriter's prior written consent, not to, sell or otherwise dispose of any shares of common stock in any public market transaction including pursuant to Rule 144.

                                    Rule 144

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of us or persons whose shares are aggregated with an affiliate who has owned restricted shares of common stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

o        1% of the then outstanding shares of the issuer's common stock; or
o the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer, as required by Rule 144, is then available and the seller complies with certain other requirements.

                                   Rule 144(k)

         A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years, is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

                              Minimal Prior Market

         Prior to this offering, there has been no market for the common stock, and we cannot predict the effect, if any, that market sales of shares of common stock, or the availability of such shares for sale, will have on the market prices of the common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                              PLAN OF DISTRIBUTION

         We are offering to sell 200,000 shares (minimum) and up to 1,000,000 shares (maximum) of common stock at an offering price of $10.00 per share on a best-efforts basis. We have agreed to pay to a broker-dealer, Three Arrows Capital Corporation, 10101 Grosvenor Place #2016, Rockville, MD 20852 (301) 897 3889 (the "Selling Agent") a sales commission of 8 percent, or $.80 per share. In addition, we have agreed to issue warrants to the broker-dealer to purchase shares at the offering price, within the four years following the completion of the offering, at the rate of one warrant for each fifteen shares sold, and paid a fee of $10,000 for due diligence and consultation. Warrants to be received by the Selling Agent are restricted from sale, transfer, assignment or hypothecation for a period of two years from the effective date of the offering except to officers or partners (not directors) of the Selling Agent and members of the selling group and/or their officers or partners. Three Arrows Capital Corp. is a registered broker-dealer with the NASD and is registered with the states of New York, Maryland, Virginia and numerous other jurisdictions. We have also agreed to indemnify the Selling Agent for any material misstatement in its filing. We have no plans, proposals, arrangements, or understandings with the Selling Agent, other than the warrant shares of the Company's common stock, with regard to future transactions. No other material relationships exist between the Selling Agent and us or our management.

         None of our officers, employees, or directors will be paid a commission in connection with the sale of any shares, nor will any officer, employee or director undertake the sale of the shares. Sale of the shares will only be undertaken by the Selling Agent. None of the principal shareholders nor our management nor the Selling Agent will buy shares in the offering. The shares will be offered by the Selling Agent on our behalf primarily through direct solicitations, media coverage, and posting of announcements.

         We reserve the right to reject any subscription in its entirety or to allocate shares among prospective investors. If any subscription is rejected, funds received by us for such subscription will be returned with interest and without deduction. The Company will enter into an escrow agreement with Norwest Bank, Colorado, NA(the "Escrow Agent") pursuant to which the Escrow Agent will hold all funds deposited with it by the Selling Agent until the minimum of $2,000,000 has been received. If the minimum has not been reached by ________, 200_, which period may be extended for an additional 180 days at the option of the Company, funds will be returned to the subscribers without interest. Subscribers will be required to make certain representations and warranties in the subscription agreement that should be carefully read before signing.

          Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price per share of the common stock will be determined arbitrarily by negotiation between the Company and the Selling Agent and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history and prospects of the industry in which the Company competes, and assessment of the Company's management, the prospects, of the Company, its capital structure, the market for initial public offerings and certain other factors as are deemed relevant.

          Once the minimum has been reached, within five days of its receipt of a subscription agreement from the Selling Agent confirming that an accompanying check for the purchase price of shares has been received, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by us. We reserve the right to reject orders for the purchase of shares in whole or in part. Not more than thirty days following the mailing of its written confirmation a subscriber's common stock certificate will be mailed by first class mail.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for us by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C.

                                     EXPERTS

         The financial statements as of and for the years ended March 31, 1999 and 1998 have been audited by the firm of Cordovano and Harvey, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities and Exchange Commission in Washington, D.C. with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the office of the
Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 or by calling 1/800/SEC-0330. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of the site is http://www.sec.gov.

         As a result of this offering, we will become subject to the information and reporting requirements of the SEC and will be required to file periodic reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements and we may also issue quarterly reports containing unaudited interim financial information for the first three quarters of each fiscal year.

                                    Glossary

Particle Accelerator             A machine that accelerates  charged
                                 proton particles to an energy level suitable for causing stable isotopes to be transformed into radioisotopes.

Cold Kit The pharmaceutical element to which a radiochemical is attached prior to injection into the patient. These can be diagnostic or therapeutic in function.

Curie                            Unit used in measuring radioactivity.

Cyclotron                        Machine used to produce radioactive  isotopes.
                                 A particle accelerator used to produce
                                 radionuclides. It is essentially an FM
                                 broadcast transmitter, under vacuum, inside an electromagnet.

DMF Drug Master File. A compilation of information relating to the proposed product to determine the identity, purity, strength and manufacturing documentation used for the product and also contains analytical methods for documentation and compliance with established specifications. The DMF does not contain any clinical information, but becomes a part of the NDA.

Dynamic Organ Function           Monitoring and measurement of organ function.

Enzymatic                        An enzyme is a complex protein produced by
                                 living cells, capable of acting independently as a catalyst.


FDA                              Federal  Food and Drug  Administration.
                                 Branch of the  Federal  government
                                 that oversees the manufacturing and sales of ethical drugs.

Gallium-67 applications          This nuclide in its chemical form,
                                 gallium   citrate,   tends  to  concentrate  in
                                 abscesses and tumors. The clinical application is the detection of cancer, determination of activity level and prognosis for the patient.
                                 Also, a good infection-screening isotope.

Gamma Camera                     Equipment  that  enables a physician to
                                 follow  externally the  course  of
                                 radiopharmaceutical given to a patient. It utilizes gamma rays.

Gamma Ray                        Electromagnetic  radiation,  similar to X-ray,
                                 detectable by a gamma camera.

Geo-Sciences                     Sciences of the earth.

Generator                        A process that produces technetium-99m from the
                                 raw material  Molybdenum-99.

Imaging Technique in which either a gamma camera or ultrasound is used to produce

IND Investigational New Drug. When granted, an IND permits the manufacturer to produce a drug for investigation purposes.

Isotope Nuclides with the same number of protons, but different numbers of neutrons.

Metabolic Function               The sum of all physical and chemical changes
                                 that take place within an organ.

NDA New Drug Application. Manufacturer submits application to the FDA when manufacturer has developed clinical data and good-manufacturing practices showing the product offers the claimed efficacy and safety for medical use. When accepted, NDA authorizes the manufacture and sale.

Nuclide Individual atom described by specific number of neutrons and protons.

Positron Emission
Tomography(PET)                  A non-invasive,  diagnostic  imaging technique
                                 for measuring the metabolic activity of cells in the human body.

Radioisotope                     Naturally occurring or artificially created
                                 radioactive  isotope  of  a chemical element.
                                 Radioisotopes are used in medical therapy and biological research.

Radiopharmaceutical              Radioactive  drug  used  for
                                 diagnostic or therapeutic procedures.

Radiochemical                    Radioactive compound.


Target A stable isotope that when bombarded with charged particles from an accelerator results in a neutron deficient radiochemical.

Technetium-99m                   The process of separating  technetium-99m from
                                 Molybdenum 99; the result is a
                                 radiopharmeceutical drug product.

Voltage Gradient                 Differential between high and low energies
                                 (used to accelerate sub-atomic particles as in a cyclotron.)

Xenon-133                        A radioactive gas used as a radiopharmaceutical

Item 22.  Financial Statements


                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Independent auditors' report.................................................F-2

Balance sheets, March 31, 1999 and December 31, 1999 (unaudited).............F-3

Statements of operations, for the years ended March 31, 1999 and 1998, February 19, 1992 (inception) through March 31, 1999 (unaudited), for the nine months ended December 31, 1999 and 1998 (unaudited), and from February 19, 1992 (inception) through December 31, 1999 (unaudited)..F-4

Statement of shareholders' equity, from February 19, 1992 (inception)
   through December 31, 1999 (unaudited).....................................F-5

Statements of cash flows, for the years ended March 31, 1999 and 1998, February 19, 1992 (inception) through March 31, 1999 (unaudited), for the nine months ended December 31, 1999 and 1998 (unaudited), and from February 19, 1992 (inception) through December 31, 1999 (unaudited)..F-9

Summary of significant accounting policies..................................F-10

Notes to financial statements...............................................F-14

                          INDEPENDENT AUDITORS REPORT

To the Board of Directors and Shareholders
Molecular Diagnostics and Therapeutics, Inc.
(Formerly Nu-Tec., L.T.D.)


We have audited the accompanying balance sheet of Molecular Diagnostics and Therapeutics, Inc. (formerly Nu-Tec., L.T.D.) (a development stage company) as of March 31, 1999 and the related statements of operations, shareholders' equity, and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Molecular Diagnostics and Therapeutics, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies, the Company has no revenues and has experienced significant operating losses during the periods from February 19, 1992 (inception) through March 31, 1999, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the Summary of Significant Accounting Policies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Cordovano and Harvey, P.C.
Denver, Colorado
June 22, 1999

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.
                           (Formerly Nu-Tec., L.T.D.)
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                                   March 31,       December 31,
                                                                                                     1999             1999
                                                                                                   ---------       ------------
                                                                                                                   (Unaudited)
                                                             ASSETS
CURRENT ASSETS
     Cash..........................................................................................$.4,883            $.44,394
     Prepaid expenses..............................................................................  2,012                   -
                                                                                                   -------             -------
                                                                     TOTAL CURRENT ASSETS            6,895              44,394

FURNITURE AND EQUIPMENT, less accumulated depreciation
     totaling $64,066 and $77,031 (unaudited), respectively (Note C)............................... 29,186              20,410

DEPOSITS...........................................................................................  4,350               4,350
                                                                                                   -------             -------
                                                                                                   $40,431             $69,154
                                                                                                   =======             =======

                                               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable............................................................................. $.9,940            $.17,742

                                                                TOTAL CURRENT LIABILITIES


COMMITMENTS (Note G)..............................................................................       -                   -

SHAREHOLDERS' EQUITY (Note E)
     Preferred stock, no par value, 5,000,000 shares authorized;
        22,875 and -0- (unaudited) shares issued and outstanding,
        respectively..............................................................................  128,039                  -
     Common stock, no par value, 45,000,000 shares authorized;
        8,008,206 (post-split) and 8,654,515 (post-split) (unaudited)
        shares issued and outstanding, respectively...............................................1,965,392          2,683,279
     Deferred offering costs......................................................................  (86,405)          (146,555)
     Deficit accumulated during the development stage............................................(1,976,535)        (2,485,312)
                                                                                                    -------            -------
                                                               TOTAL SHAREHOLDERS' EQUITY            30,491             51,412
                                                                                                    -------            -------
                                                                                                    $40,431            $69,154
                                                                                                    =======            =======

See accompanying summary of significant accounting policies and notes to financial statements.

                   MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC
                           (Formerly Nu-Tec., L.T.D.)
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                         February 19,                                February 19,
                                                                            1992                                         1992
                                                 Years Ended             (Inception)       Nine Months Ended         (Inception)
                                                  March 31,                Through            December 31,             Through
                                          --------------------------      March 31,    --------------------------    December 31,
                                              1999           1998           1999           1999           1998           1999
                                          -----------    -----------    -----------    -----------    -----------    -----------
                                                                        (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
COSTS AND EXPENSES
     Salaries and payroll taxes ........ $   174,915    $    97,745    $   432,382    $   177,874    $   203,571    $   610,256
     Stock-based compensation
         (Notes B&E):
        Employee compensation ..........      77,625           --           77,625         40,450           --          118,075
        Professional fees ..............     143,700           --          143,700         16,850           --          160,550
        Directors' fees ................        --             --               -          26,250           --           26,250
     Research and development
         costs (Note B) .....                157,157         67,600        559,533         86,052         15,800        645,585
     Web site, graphics and
         computer services ....               43,425           --           43,425         28,012         40,825         71,437
     Rent ..............................      37,413         23,348        132,340         33,402         30,363        165,742
     Professional fees .................      44,796         25,670        101,208         18,347         38,742        119,555
     Office ............................      12,600          6,489         42,473          9,674          9,317         52,147
     Postage ...........................       5,402          8,128         19,477          4,470          3,317         23,947
     Telephone .........................       7,832          5,979         40,002         14,525          4,507         54,527
     Contract labor ....................      12,213         13,800        233,712         28,242          6,389        261,954
     Repairs and maintenance ...........         340          2,286          9,184          1,135           --           10,319
     Depreciation ......................      17,857         10,192         63,973         12,965          7,896         76,938
     Other .............................      16,542         15,739         77,264         10,529         21,339         87,793
                                          -----------    -----------    -----------    -----------    -----------    -----------
             OPERATING LOSS ............    (751,817)      (276,976)    (1,976,298)      (508,777)      (382,066)    (2,485,075)

INTEREST EXPENSE .......................       --             (109)          (237)          --             --             (237)
                                          -----------    -----------    -----------    -----------    -----------    -----------
                                          -----------    -----------    -----------    -----------    -----------    -----------
             LOSS BEFORE INCOME TAXES ..    (751,817)      (277,085)    (1,976,535)      (508,777)      (382,066)    (2,485,312)

INCOME TAX BENEFIT
     (EXPENSE) (Note D)
     Current ...........................    324,429        119,924        777,269        211,271        141,880        988,540
     Deferred ..........................   (324,429)      (119,924)      (777,269)      (211,271)      (141,880)      (988,540)
                                          -----------    -----------    -----------    -----------    -----------    -----------

             NET LOSS .............     $  (751,817)   $  (277,085)   $(1,976,535)   $  (508,777)   $  (382,066)   $(2,485,312)
                                          ===========    ===========    ===========    ===========    ===========    ===========

Basic loss per common share ............    $ (0.10)       $ (0.04)                      $ (0.06)       $ (0.05)
                                          ===========    ===========                   ===========    ===========
Basic weighted average common
     shares outstanding ................  7,608,692      6,763,943                     8,346,570      7,518,516
                                          ===========    ===========                   ===========    ===========

Diluted loss per common share ..........   $ (0.10)       $ (0.04)                       $ (0.06)       $ (0.05)
                                          ===========    ===========                   ===========    ===========
Diluted weighted average common shares
     shares outstanding .................  7,608,692      6,763,943                    8,346,570      7,518,516
                                          ===========    ===========                   ===========    ===========


         See accompanying summary of significant accounting policies and notes to financial statements.

                 MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC
                           (Formerly Nu-Tec , L T D )
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF SHAREHOLDERS' EQUITY
       February 19, 1992 (inception) through December 31, 1999 (unaudited)

                                                                                                            Deficit
                                                                                                          Accumulated
                                     Preferred Stock                Common Stock              Deferred     During the       Total
                                 -----------------------      -------------------------       Offering    Development   Shareholders
                                   Shares      Amount           Shares          Amount         Costs         Stage         Equity
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Balance, February 19, 1992
   (inception) ................         --    $       --              --     $       --     $       --     $       --    $       --

Sale of common stock, $0.0001
    per share (Note B) ........         --            --       5,250,000            578             --             --           578

Issuance of convertible
   preferred shares in
   exchange for intellectual
   property rights at
   $0 0001 per share ...........   100,000            10              --             --             --             --            10

Sale of common stock, $0 015
    per share (Note E) ........         --            --         400,000          6,000             --              --        6,000

Shares issued for services,
   valued at cost,  $0 015
   per share (Note E) .........         --            --         120,000          1,800             --              --        1,800

Conversion of convertible
   preferred stock to
   common stock at a rate
   of 1 to 4 ..................   (100,000)          (10)        400,000             10             --              --           --
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
      BALANCE, MARCH 31, 1992
          (unaudited) .........         --            --       6,170,000          8,388             --              --        8,388
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
Sale of Class B convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $50,289,
   $5.00 per share ............     29,000        94,711              --             --             --              --       94,711

Net loss for the year ended
   March 31, 1993 .............         --            --              --             --                        (95,678)     (95,678)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
       BALANCE, MARCH 31, 1993
         (unaudited) ..........     29,000        94,711       6,170,000          8,388             --         (95,678)       7,421
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
Shares issued for services,
   valued at cost,
   $0.001 per share (Note B) ..         --            --         905,000            905             --              --          905

Sale of Class B convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $4,195,
   $5.00 per share ............      2,700         9,305              --             --             --              --        9,305

Conversion of Class B
   convertible preferred
   stock to common stock
   at a rate of 1 to 12,
   respectively ...............    (31,700)     (104,016)        380,400        104,016             --              --           --

Shares issued for prizes,
   $0.4166 per share ..........         --            --           8,500          3,540             --              --        3,540

Sale of common stock,
   $0.22 per share ............         --            --          50,000         11,000             --              --       11,000

Shares issued for services,
   valued at cost $0.22
    per share (Note E) ...........      --            --         200,000         44,000             --              --       44,000

Net loss for the year ended
   March 31, 1994 ................      --            --              --             --             --         (90,504)     (90,504)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
      BALANCE, MARCH 31, 1994
        (unaudited) ...........         --            --       7,713,900        171,849             --        (186,182)     (14,333)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
Sale of common stock,
   $0.625 per share ...........         --            --           2,500          1,565             --              --        1,565

Shares issued for prizes,
   $0.4166 per share ..........         --            --           1,000            417             --              --          417

               See accompanying summary of significant accounting
                   policies and notes to financial statements

                   MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC
                           (Formerly Nu-Tec , L T D )
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF SHAREHOLDERS' EQUITY

       February 19, 1992 (inception) through December 31, 1999 (unaudited)

                                                                                                            Deficit
                                                                                                          Accumulated
                                     Preferred Stock                Common Stock              Deferred     During the       Total
                                 -----------------------      -------------------------       Offering    Development   Shareholders
                                   Shares      Amount           Shares          Amount         Costs         Stage         Equity
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------

Sale of Class A convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $28,990,
   $5 00 per share ..........      25,000         96,010              --             --             --              --       96,010

Conversion of Class A
   convertible preferred
   stock to common stock at
   a rate of 1 to 8,
   respectively .............     (25,000)       (96,010)        200,000         96,010             --              --           --

Sale of Class C convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $5 00 per share ..........       6,000         30,000              --             --             --              --       30,000

Net loss for the year ended
   March 31, 1995 ...........          --             --              --             --             --        (119,509)    (119,509)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
      BALANCE, MARCH 31, 1995
       (unaudited) ..........       6,000         30,000       7,917,400        269,841             --        (305,691)      (5,850)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
Sale of common stock,
   $0 625 per share .........          --             --           5,000          3,132             --              --        3,132

Sale of Class C convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $69,810,
   $5 00 per share ..........      93,570        339,774              --             --             --              --      339,774

Conversion of Class C
   convertible
   preferred stock to
   common stock at a rate of
   1 to 16, respectively ....     (99,570)      (369,774)      1,593,120        369,774             --              --          --

Sale of Class D convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $5 00 per share ..........      18,100        108,600              --             --             --              --      108,600

Conversion of Class D
   convertible
   preferred stock to
   common stock at a rate of
   1 to 12, respectively ....     (11,600)       (69,600)        139,200         69,600             --              --           --

Net loss for the year ended
   March 31, 1996 ...........          --             --              --             --             --        (430,541)    (430,541)
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
      BALANCE, MARCH 31, 1996
        (unaudited) .........       6,500         39,000       9,654,720        712,347             --        (736,232)      15,115
                                 ---------     ---------      ----------      ---------       --------       ---------     --------
Sale of Class D convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $100,571,
   $5 00 per share ..........      22,400         90,841              --             --             --              --       90,841

Conversion of Class D
   convertible
   preferred stock to
   common stock at a rate of
   1 to 12, respectively ....     (28,900)      (129,841)        346,800        129,841             --              --           --

Sale of Class E convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $6 00 per share ..........      12,835         77,010              --             --             --              --       77,010

Conversion of Class E
   convertible
   preferred stock to
   common stock at a rate of
   1 to 12, respectively ....     (12,835)       (77,010)        154,020         77,010             --              --           --

               See accompanying summary of significant accounting
                   policies and notes to financial statements

                   MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC
                           (Formerly Nu-Tec , L T D )
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF SHAREHOLDERS' EQUITY

       February 19, 1992 (inception) through December 31, 1999 (unaudited)

                                                                                                            Deficit
                                                                                                          Accumulated
                                     Preferred Stock                Common Stock              Deferred     During the       Total
                                 -----------------------      -------------------------       Offering    Development   Shareholders
                                   Shares      Amount           Shares          Amount         Costs         Stage         Equity
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Shares issued for services,
   valued at cost,
   $0 50 per share (Note E) ....        --            --          13,133          6,566             --             --         6,566

Sale of common stock,
   $0 50 per share .............        --            --           4,832          2,416             --             --         2,416

Net loss for the year ended
   March 31, 1997 ..............        --            --              --             --             --       (211,401)     (211,401)
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
     BALANCE, MARCH 31, 1997 ...        --            --      10,173,505        928,180             --       (947,633)      (19,453)
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Sale of Class F convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $6 00 per share .............    20,500       123,000            --              --              --             --       123,000

Conversion of Class F
   convertible preferred
   stock to common stock at
   a rate of 1 to 12,
   respectively ................   (10,500)      (63,000)        126,000         63,000             --             --            --

Sale of common stock, $0.50
   per share ...................        --            --             500            250             --             --           250

Repurchase of common stock,
   subsequently cancelled ......        --            --          (8,000)        (5,873)            --             --        (5,873)

Sale of Class G convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $49,125,
   $6 00 per share .............     67,351      354,981              --             --             --            --       354,981

Net loss for the year ended
   March 31, 1998 ..............        --           --              --             --             --       (277,085)     (277,085)
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
     BALANCE, MARCH 31, 1998 ...    77,351       414,981      10,292,005        985,557             --     (1,224,718)       175,820
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Sale of Class G convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $6 00 per share ............       1,000        6,000            --              --              --             --         6,000

Conversion of Class F
   convertible preferred
   stock to common stock
   at a rate of 1 to 12,
   respectively ..............      (10,000)     (60,000)        120,000          60,000            --             --            --

Conversion of Class G
   convertible preferred
   stock to common stock
   at a rate of 1 to 12,
   respectively ................    (68,351)    (360,981)        820,212         360,981            --             --            --

Sale of Class H convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $26,215,
   $6.00 per share ...............    60,499     336,779              --              --            --              --      336,779

Shares issued for prizes,
   $0.75 per share ...............        --          --           1,000             750            --              --          750

Shares issued for stock-based
   compensation, valued at cost
   of stock offering , $.75 per
   share (Note E) ................      . --          --         295,100         221,325            --              --      221,325

               See accompanying summary of significant accounting
                   policies and notes to financial statements

                   MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC
                           (Formerly Nu-Tec , L T D )
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF SHAREHOLDERS' EQUITY

       February 19, 1992 (inception) through December 31, 1999 (unaudited)

                                                                                                            Deficit
                                                                                                          Accumulated
                                     Preferred Stock                Common Stock              Deferred     During the       Total
                                 -----------------------      -------------------------       Offering    Development   Shareholders
                                   Shares      Amount           Shares          Amount         Costs         Stage         Equity
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Conversion of Class H
   convertible preferred
   stock to common stock
   at a rate of 1 to 8,
   respectively................    (60,499)      (336,779)        483,992        336,779              -              -             -

Sale of Class I convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   net of offering costs
   totaling $9,211,
   $6.00 per share..............    22,875       128,039               -              -              -              -       128,039

Offering costs related to
   proposed initial
   public offering (Note E)....          -             -               -              -        (86,405)             -       (86,405)

Net loss for the year ended
   March 31, 1999..............          -             -               -              -              -       (751,817)     (751,817)
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
      BALANCE, MARCH 31, 1999       22,875       128,039      12,012,309      1,965,392        (86,405)    (1,976,535)       30,491
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
Shares issued for stock-based
   compensation,  valued at
   cost of stock offering,
   $.75 per  share (Note E)
   (unaudited)................           -             -         111,400         83,550              -              -        83,550

Sale of Class I convertible
   preferred shares,
   pursuant to a private
   placement memorandum,
   $6.00 per share (unaudited)       34,458       206,748              -              -              -              -       206,748

Conversion of Class I
   convertible preferred
   stock to common stock
   at a rate of 1 to 8,
   respectively (unaudited)         (57,333)     (334,787)       458,664       334,787               -              -             -

Sale of common shares to
   existing shareholders,
   $.75 per share (unaudited)            -             -         399,400       299,550               -              -       299,550

3 for 2 reverse split of
   common stock (unaudited)
   (Note E)...................           -             -      (4,327,258)            -               -              -             -

Offering costs related to
   proposed initial public
   offering (unaudited)
  (Note E)....................           -             -               -             -         (60,150)             -       (60,150)

Net loss for the nine
   months ended
   December 31, 1999
  (unaudited).................           -             -               -             -               -       (508,777)     (508,777)
                                ----------    ----------      ----------     ----------     ----------     ----------    -----------
    BALANCE, DECEMBER 31, 1999
       (unaudited).............          -    $        -       8,654,515     $2,683,279     $ (146,555)  $ (2,485,312)     $ 51,412
                                ==========    ==========      ==========     ==========     ==========     ==========    ===========

           See accompanying summary of significant accounting policies and notes to financial statements
                                       F-8

        MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.
                 (Formerly Nu-Tec., L.T.D.)
               (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF CASH FLOWS

                                                                              February 19,                            February 19,
                                                                                 1992                                     1992
                                                       For The Years Ended   (Inception)     Nine Months Ended        (Inception)
                                                                March 31,      Through          December 31,            Through
                                                     -----------------------   March 31,    ------------------------  December 31,
                                                         1999         1998       1999           1999       1998           1999
                                                     ----------  -----------  -----------   -----------  -----------  ------------
                                                                              (Unaudited)   (Unaudited)  (Unaudited)  (Unaudited)
OPERATING ACTIVITIES
     Net loss......................................  $ (751,817) $ (277,085)  $(1,976,535)  $ (508,777)  $ (382,066)  $(2,485,312)

     Transactions not requiring cash:
        Depreciation...............................      17,857      10,192        63,973       12,965        7,896        76,938
        Stock-based compensation (Note E)..........     221,325           -       221,325       83,550      221,325       304,875
        Common stock issued for services...........           -           -        52,366            -            -        52,366
        Common stock issued for prizes.............         750           -         4,707            -          750         4,707

     Changes in current assets and current
     liabilities:
        Receivables and other current assets.......      (3,805)      4,812        (6,362)       2,012            -        (4,350)
        Accounts payable and accrued expenses......     (15,597)     25,537         9,940        7,802      (23,282)       17,742
                                                     ----------   ---------   -----------   ----------   ----------   -----------
                              NET CASH (USED IN)
                            OPERATING ACTIVITIES       (531,287)   (236,544)   (1,630,586)    (402,448)    (175,377)   (2,033,034)
                                                     ----------   ---------   -----------   ----------   ----------   -----------

INVESTING ACTIVITIES
     Payments for furniture and equipment..........     (13,978)    (24,449)      (93,252)      (4,189)     (12,625)      (97,441)
                                                     ----------   ---------   -----------   ----------   ----------   -----------
                              NET CASH (USED IN)
                            INVESTING ACTIVITIES        (13,978)    (24,449)      (93,252)      (4,189)     (12,625)      (97,441)

FINANCING ACTIVITIES
     Proceeds from the issuance of preferred and
        common stock...............................     506,244     461,350     2,159,405      506,298       75,544     2,665,703
     Payments for the repurchase of common stock              -      (5,873)       (5,873)           -            -        (5,873)
     Payments for offering costs...................    (121,831)    (49,125)     (424,811)     (60,150)           -      (484,961)
                                                     ----------   ---------   -----------   ----------   ----------   -----------
                            NET CASH PROVIDED BY
                            FINANCING ACTIVITIES        384,413     406,352     1,728,721      446,148       75,544     2,174,869
                                                     ----------   ---------   -----------   ----------   ----------   -----------

NET CHANGE IN CASH                                     (160,852)    145,359         4,883       39,511     (112,459)       44,394
     Cash at beginning of year.....................     165,735      20,376             -        4,883      165,735             -
                                                     ----------   ---------   -----------   ----------   ----------   -----------
CASH AT END OF YEAR                                  $    4,883   $ 165,735   $     4,883   $   44,394   $   53,276   $    44,394
                                                     ==========   =========   ===========   ==========   ==========   ===========
SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
     Cash paid for interest........................  $        -   $     109   $       237   $        -   $        -   $       237
                                                     ==========   =========   ===========   ==========   ==========   ===========
     Cash paid for income taxes....................  $        -   $       -   $         -   $        -   $        -   $         -
                                                     ==========   =========   ===========   ==========   ==========   ===========

           See accompanying summary of significant accounting policies and notes to financial statements

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

Molecular  Diagnostics  and  Therapeutics,   Inc.  (the  "Company")  is  in  the
development stage in accordance with Statement of Financial  Accounting Standard
(SFAS) No. 7.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Furniture, equipment and depreciation

Furniture and equipment are recorded at cost. When capital assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized, is reflected in the statement of operations.

Depreciation is calculated on the straight-line method over the useful lives of the related assets.

Research and development costs

Costs to obtain certain intangible assets are accounted for in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs consist of the direct labor and expenses incurred in preparing new drug applications and applying for Cyclotron and Radioactive Materials Licenses. SFAS No. 2 requires that all research and development costs, except those done for others under contract or certain government-related entities, be charged to expense.

Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Web-site development costs

Web-site development costs are expensed when incurred.

Deferred offering costs

The Company incurred costs related to the offerings of its preferred stock and common stock during the periods presented. All costs associated with the Company's private stock offerings were deducted from proceeds received from those offerings. Costs associated with the Company's planned public stock offering will also be deducted from the gross proceeds at its conclusion. However, should the offering not be successful, the deferred costs associated with the public offering will be expensed at that time.

Earnings/(loss) per share

Effective December 31, 1997, Statement of Financial Accounting Standards No. 128 "Earnings Per Share" requires a dual presentation of earnings per share - basic and diluted. Basic earnings per share has been computed on the weighted average of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options and conversion of outstanding preferred shares. For the years ended March 31, 1999 and 1998, 1,547,797 and 1,354,696 shares, respectively, were excluded from the diluted earnings per share calculation, as these shares were anti-dilutive. Had these shares been included in the calculation, diluted weighted average shares outstanding would have increased to 12,960,835 and 11,500,611 for the years ended March 31, 1999 and 1998, respectively.

Fair value of financial instruments

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, receivables, payables and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Stock-based compensation

During the period from February 19, 1992 (inception) through March 31, 1999, the Company used shares of its no par value common stock to pay for various services and for use as prizes. The Company also used shares of common stock to compensate certain employees. During the same period, the Company granted stock options to members of management. The Company accounted for these stock-based compensation arrangements in a consistent manner, for all periods presented. For shares of common stock issued to employees, consultants, and for prizes, the Company valued the transaction at the historical fair value of the common stock issued. The fair value of the common stock was adjusted to the most recent historical price at which the Company offered its common stock for sale to unrelated third party investors.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-based compensation, continued

The Company applied the "intrinsic value method" as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in determining compensation expense when accounting for stock option awards. The intrinsic value method computes stock option expense at the excess of the strike price of the option over the market price of the underlying share of common stock, on the grant date.

SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995 and was effective for fiscal years beginning after December 15, 1995. This accounting standard encourages the use of the "fair value based method" in accounting for compensation expense associated with stock option awards and similar plans but permitted the continued use of the intrinsic value method. The Company adopted SFAS No. 123 effective April 1, 1996; however, the Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. No pro forma disclosures have been included in the accompanying notes to the financial statements as there was no pro forma effect to the Company's operations or earnings per share.

Recently issued accounting pronouncements

The Company has adopted the following new accounting pronouncements for the year ended March 31, 1999. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans. SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires an entity to recognize all derivatives on a balance sheet, measured at fair value. Statement of Position ("SOP") 98-1, "Accounting for Costs of Computer Software Developed for Internal Use," requires that entities capitalize certain internal-use software costs once certain criteria are met. SOP 98-5, "Reporting on the Costs of Start-Up Activities," provides among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. There was no effect on the financial statements presented from the adoption of the new pronouncements. The Company will continue to review new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain reclassifications have been made to the presentation of the prior years' financial statements to correspond to the current year. Total equity and net loss are unchanged due to these reclassifications.

Basis of presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of March 31, 1999 and has incurred a loss of 2,485,312 (unaudited) for the period from February 19, 1992 (inception) through March 31, 1999. This factor, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans on raising $10 million through an initial public offering that will be registered with the Securities and Exchange Commission on Form SB-2 to fund the building, cyclotron and proposed operations. The costs of implementing the business plan in excess of the initial public offering proceeds are expected to be financed with debt. The Company is largely dependent upon the proceeds anticipated to be received from the proposed initial public offering and debt financings to carry out its proposed operations. The Company's ability to continue as a going concern is dependent upon successful completion of the offering and financings and ultimately, upon obtaining government approval for its licenses and achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Unaudited financial information

The statements of operations, shareholders' equity and cash flows for the period from February 19, 1992 (inception) through March 31, 1997 and for the nine months ended December 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial information contains all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's results of operations and its cash flows for the period from February 19, 1992 (inception) through March 31, 1997 and for the nine months ended December 31, 1999 and 1998.

Name change

On November 9, 1999, the Company changed its name from Nu-Tec., L.T.D. to Molecular Diagnostics and Therapeutics, Inc.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A:  BACKGROUND

The Company was incorporated under the laws of Colorado on February 19, 1992. The principal activities since inception have included efforts towards the preparation of four new drug applications, a radioactive materials license, a cyclotron license, and the sale and issuance of shares of its preferred and common stocks. Upon receipt of regulatory approval, the Company intends to develop, manufacture and distribute radiochemical and radiopharmaceutical drug products. Due to the nature of the products and the presence of radioactive substances, the Company will be subject to regulation by a number of federal and state agencies, including the Food and Drug Administration. Following is a summary of the Company's new drug applications and licenses as well as its current status:


              Description                              Status
        ----------------------          ----------------------------------------
        New Drug Applications:
        ----------------------
        Iodine-123......................Application preparation in progress
        Technetium-99m..................Initial Stage of application preparation in progress
        Flourine-18 (FDG)...............Application preparation in progress
        Palladium-103...................Initial stage of application preparation in progress

        Licenses:
        ---------
        Radioactive Materials Licens....Application preparation in progress
        Cyclotron Operating License.....Application preparation in progress


NOTE B:  RELATED PARTY TRANSACTIONS

During the years ended March 31, 1999 and 1998, and for the period from February 19, 1992 (inception) through March 31, 1999, the Company paid officers $157,157, $67,600, and $559,533 (unaudited), respectively, for compensation that is included in the accompanying financial statements as research and development costs.

         During the nine months ended December 31, 1999, the Company paid officers $23,500 (unaudited) for compensation that was charged to research and development costs. Additional expenses of $62,552 (unaudited) resulted in research and development costs totalling $86,052 (unaudited) for the nine months ended December 31, 1999.

During the year ended March 31, 1999, the Company issued 103,500 shares of no par value common stock to employees for compensation valued by the Board of Directors at the fair value of the common stock, or $.75 per share (see Note E). The Board of Directors considered contemporaneous equity transactions and other analysis to determine the fair value of the common stock. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Securities Act of 1933, as amended (the "Act").

During the year ended March 31, 1994, the Company issued 905,000 (unaudited) shares of its no par value common stock to an officer valued by the Board of Directors at the fair value of the common stock, or $.001 per share. The Board of Directors considered contemporaneous equity transactions and other analysis to determine the fair value of the common stock. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Act.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE B:  RELATED PARTY TRANSACTIONS, CONTINUED

During the period ended March 31, 1992, the Company issued 5,250,000 (unaudited) shares of no par value common stock to an officer valued by the Board of Directors at the fair value of the common stock, or $.0001 per share. The Board of Directors considered contemporaneous equity transactions and other analysis to determine the fair value of the common stock. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Act.

NOTE C:  FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following:


                                            March 31,         December 31,
                                              1999                1999
                                        ------------------ ------------------
                                                              (Unaudited)
Furniture...........................         $.19,444           $ 19,444
Office and computer equipment.......           63,774             67,963
Computer software...................           10,034             10,034
                                        ------------------ ------------------
                                               93,252             97,441
Less: accumulated depreciation......          (64,066)           (77,031)
                                        ------------------ ------------------
                                             $ 29,186           $ 20,410
                                        ================== ==================

NOTE D:  INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:

                                                                March 31,
                                                      ---------------------------          December 31,
                                                         1999              1998                1998
                                                      -----------      ----------          ------------
                                                                                            (Unaudited)
U.S. federal statutory graduated rate.......            34.00%             33.61%              34.00%
State income tax rate,
   net of federal benefit...................             3.14%              3.20%               3.14%
Offering costs..............................             6.01%              6.47%               4.39%
Net operating loss for which no tax
   benefit is currently available...........          .-43.15%            -43.28%             -41.53%
                                                       -------            -------             -------
                                                         0.00%              0.00%               0.00%
                                                       =======            =======             =======

At March 31, 1999, deferred taxes consisted of a net tax asset of $777,269 due to operating loss carryforwards of $1,976,535, which was fully allowed for in the valuation allowance of $777,269. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended March 31, 1999 and 1998 was $324,429 and $119,924, respectively. Net operating loss carryforwards will expire through 2019.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE D:  INCOME TAXES, CONTINUED

At December 31, 1999, deferred taxes consisted of a net tax asset totaling $988,540 (unaudited) due to net operating loss carryforwards of $2,485,312 (unaudited). The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the nine months ended December 31, 1999 was $211,271 (unaudited), which increased the valuation allowance to $988,540 (unaudited).

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

NOTE E:  SHAREHOLDERS' EQUITY AND STOCK-BASED COMPENSATION

The Company has established one class of common stock and has authorized preferred shares to be designated by class as determined by the Board of Directors.

The common shares each have voting rights, with no par value or preference rights. The preferred shares have voting rights equal to the number of shares of converted common stock and no par value.

On February 1, 1999, the Company commenced a private offering of 58,333 shares of its Class I Convertible Preferred Stock at $6.00 per share pursuant to an exemption under Rule 504 of Regulation D under the Securities Act of 1933, as amended. Each preferred share is convertible by the Company on or before July 28, 1999, into eight common shares for no additional consideration and is entitled to a preference of $6.00 per share upon liquidation of the Company. Each issued and outstanding preferred share is entitled to eight votes based upon the conversion ratio of eight common shares issuable upon the conversion of each preferred share. As of March 31, 1999, there were 22,875 shares of Convertible Preferred Stock outstanding that were convertible to 183,000 shares of common stock. During the nine months ended December 31, 1999, the Company sold 34,458 (unaudited) shares of convertible preferred stock in connection with its Class "I" offering. The 34,458 (unaudited) shares were in addition to the 22,875 shares sold prior to March 31, 1999. On July 27, 1999, all 57,333 (unaudited) preferred shares were converted to 458,664 (unaudited) shares of common stock.

During the year ended March 31, 1999, the Company incurred $121,831 in offering costs related to its private placement offerings and proposed initial public offering. $26,215 and $9,211 in offering costs were offset against the Company's proceeds raised through its Class "H" and Class "I" offerings, respectively. The remaining $86,405 was paid toward the Company's proposed public offering and is included in the accompanying financial statements as deferred offering costs. During the nine months ended December 31, 1999, the Company incurred an additional $60,150 (unaudited) in offering costs related to its proposed initial public offering.

The Company proposed to conduct a public offering to offer for sale 1,000,000 shares of its no par value common stock at $10.00 per share. The Company plans to commence the offering during 2000.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE E: SHAREHOLDERS' EQUITY AND STOCK-BASED COMPENSATION, CONTINUED

During the year ended March 31, 1999, the Company issued 41,600 shares for services rendered. 27,900 shares were issued for professional fees related to the preparation of Company's business plan; 10,000 shares were issued for legal fees in connection with the Company's offering; and 3,700 shares were issued to consultants for other professional services. These shares were valued by the Board of Directors at the fair value of common stock, or $.75 per share. The
Board of Directors considered contemporaneous equity transactions and other analysis to determine the fair value of the common stock. Stock-based compensation expense of $31,200 was recognized in the accompanying financial statements for the year ended March 31, 1999.

During the year ended March 31, 1999, the Company issued 253,500 shares of its no par value common stock as compensation to officers, employees and consultants. These shares were valued by the Board of Directors at the fair value of common stock, or $.75 per share. Stock-based compensation expense of $190,125 was recognized in the accompanying financial statements for the year ended March 31, 1999.

During the year ended March 31, 1997, the Company issued 13,133 shares to a consultant for services rendered. These shares were valued by the Board of Directors at the fair value of common stock, or $.50 per share.

During the year ended March 31, 1994, the Company issued 200,000 (unaudited) shares to a consultant for services rendered. These shares were valued by the Board of Directors at the fair value of common stock, or $.22 per share.

During the year ended March 31, 1992, the Company issued 120,000 (unaudited) shares of no par value common stock to consultants for services rendered. These shares were valued by the Board of Directors at the fair value of common stock, or $.015 per share. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Act.

During the period ended March 31, 1992, the Company issued 400,000 (unaudited) shares of its common stock to an investor for $6,000 (unaudited), or $.015 per share. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Act.

On September 30, 1999, the Board of Directors approved a 3 for 2 reverse split of the Company's no par value common stock. The shareholders ratified the reverse stock split on November 1, 1999.

During the nine months ended December 31, 1999, the Company sold 399,400 (unaudited) shares of its no par value common stock to certain shareholders of record for proceeds of $299,550 ($.75 per share) (unaudited).

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE E: SHAREHOLDERS' EQUITY AND STOCK-BASED COMPENSATION, CONTINUED

During the nine months ended December 31, 1999, the Company issued 57,467 (unaudited) shares of common stock for services rendered. 35,000 (unaudited) of the shares were issued to directors in lieu of fees and the remaining 22,467 (unaudited) shares were issued to consultants for other professional services. These shares were valued by the Board of Directors at the price of the shares of common stock sold in a stock offering ongoing at the time of issuance, or $.75 per share (unaudited). As a result, stock-based compensation expense of $43,100 (unaudited) was recognized in the accompanying financial statements for the nine months ended December 31, 1999.

During the nine months ended December 31, 1999, the Company issued 53,933 (unaudited) shares of its no par value common stock as compensation. These shares were valued by the Board of Directors at the fair value of common stock, or $.75 per share (unaudited). As a result, stock-based compensation expense of $40,450 (unaudited) was recognized in the accompanying financial statements for the nine months ended December 31, 1999.

NOTE F:  STOCK OPTION AGREEMENTS

On December 29, 1995, the Board of Directors adopted a Stock Option Plan, which reserved 5,000,000 shares of the Company's common stock. On January 23, 1996, the Company granted non-compensatory stock options for 1,122,183 shares of its common stock to its president and other individuals. The options, which are vested and exercisable as of the grant date, allow the optionees to purchase 475,000; 275,000; 172,183; 100,000; and 100,000 shares of common stock at $.35 per share. The Company's common stock is not traded in the public market and the exercise price of $.35 per share on the grant date approximated management's estimate of the fair value of the Company's common stock. The options expire on January 23, 2001. As of March 31, 1999, no options had been exercised.

On September 30, 1999, the Board of Directors approved the termination of all outstanding stock options.

NOTE G:  COMMITMENTS

Office leases

The Company entered into an operating lease for office space located in Boulder, Colorado on January 27, 1997. The lease commenced February 1, 1997 and expires January 31, 2002. On October 22, 1998, the Company entered into a second operating lease for office space located in Longmont, Colorado.

On October 14, 1999, the Company signed a tenant to a sublease agreement for the office space located in Boulder, Colorado. The sublease commences on November 1, 1999 and ends on January 31, 2002.

                  MOLECULAR DIAGNOSTICS AND THERAPEUTICS, INC.

                           (Formerly Nu-Tec., L.T.D.)

                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE G:  COMMITMENTS, CONTINUED

Future minimum lease payments under both office leases and receipts under the sublease agreement for the years ended March 31 are as follows:

                           Minimum           Sublease             Net
                            Rental            Rental             Rental
                           Payments           Income            Payments
                       ----------------- ------------------ -----------------
March 31,                (Unaudited)        (Unaudited)       (Unaudited)
---------
   2000............     $  43,173            $ 7,561           $ 35,612
   2001............        44,021             18,797             25,224
   2002............        32,802             16,253             16,549
                        ---------            -------           --------
                        $ 119,996            $42,611           $ 77,385
                        =========            =======           ========


NOTE H:  SUBSEQUENT EVENTS

During January and February 2000, the Company sold 172,796 (unaudited) shares of its no par value common stock to certain shareholders of record for proceeds totaling $194,399 ($1.125 per share) (unaudited).

On March 8, 2000, the Company entered into a contract to purchase land. The Company agreed to issue 102,000 (unaudited) shares of its no par value common stock as earnest money towards the total purchase price of $1,198,730 (unaudited). The balance of the purchase price is due on the closing date, which is scheduled for July 17, 2000. The Company's obligation to purchase the land is subject to receiving approval from Weld County, Colorado for the Company's site plan and building plans on or before June 22, 2000.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Articles of Incorporation provide that the Board of Directors of the Registrant may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. The Board of Directors may also indemnify any such person made a party to such actions and suits, by or in the right of the Registrant to procure a judgement in its favor, against expenses (including attorney fees) actually in connection with the defense or settlement of such action or suit if he so acted, but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless and only to the extent that the court determines, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

         The Registrant's Bylaws provide that the Registrant shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at the Registrant's request as a director or officer of another corporation in which the Registrant owns capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Registrant, or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         The Colorado Business Corporation Act provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, (b) the person reasonably believed
(1) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (2) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted in connection with a proceeding by or in the right of the corporation only to the extent of reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         The Colorado Business Corporation Act further provides that a corporation, unless limited by its articles of incorporation, shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         The Registrant has applied for directors' and officers' liability insurance with an aggregate policy limit of $1,000,000.

Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses of this Offering, all of which will be paid by Registrant, are as follows:

SEC Registration Fee                                                   $ 2,965
National Association of Securities Dealers, Inc. Fee                     1,500
Nasdaq Listing Fee                                                       6,000
Accounting Fees and Expenses                                           _______
Registrant's Legal Fees and Expenses                                   _______
Blue Sky Expenses and Counsel Fees                                     _______
Printing and Engraving Fees                                              3,500
Transfer Agent and Registrar's Fees and Expenses                         1,000
Miscellaneous Expenses                                                 _______
                                                                       -------
         Total                                                         $______

Item 26. Recent Sales of Unregistered Securities.

         From January 1996 through June 1996, the Registrant sold an aggregate of 40,500 shares of its Class D Preferred Stock in a private placement to 27 investors for an aggregate consideration of $202,500 ($5.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in June, 1996 at the option of the Registrant for no additional consideration.

         From July 1996 through January 1997, the Registrant sold an aggregate of 12,835 shares of its Class E Preferred Stock in a private placement to 15 investors for an aggregate consideration of $77,010 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in January, 1997 at the option of the Registrant for no additional consideration.

         From February 1997, through August, 1997 the Registrant sold an aggregate of 20,500 shares of its Class F Preferred Stock in a private placement to 11 investors for an aggregate consideration of $123,000 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in August, 1997 at the option of the Registrant for no additional consideration.

         From August, 1997 through March, 1998 the Registrant sold an aggregate of 68,351 shares of its Class G Preferred Stock in a private placement to 40 investors for an aggregate consideration of $410,106 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into twelve shares of the Registrant's common stock in March, 1998 at the option of the Registrant for no additional consideration.

         In January, 1998 the Registrant issued 13,133 shares of its common stock to an individual as a consulting fee for the review of the offering documents. The shares were valued at the time of issuance at $.50 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         From June 1998, through December 1998, the Registrant sold an aggregate of 60,499 shares of its Class H Preferred Stock in a private placement to 39 investors for an aggregate consideration of $362,994 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into eight shares of the Registrant's common stock in December, 1998 at the option of the Registrant for no additional consideration.

         In August, 1998 the Registrant issued 600 shares of its common stock to a shareholder as a consulting fee for the review of marketing documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.

         In January, 1999 the Registrant issued 10,000 shares of its common stock to an individual as compensation for the review and preparation of offering documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         From February 1999 through July, 1999 the Registrant sold an aggregate of 57,333 shares of its Class I Preferred Stock in a private placement to 29 investors for an aggregate consideration of $343,998 ($6.00 per share). The offering was conducted in accordance with Rule 504 of Regulation D by means of a confidential offering memorandum. Each share of Preferred stock was converted, pursuant to its terms, into eight shares of the Registrant's common stock in July, 1999 at the option of the Registrant for no additional consideration.

         In February, 1999 the Registrant issued 91,600 shares of its common stock to an entity for services provided to the Registrant. The shares were valued at the time of issuance at $.75 per share. A representative of such entity was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.

         In March, 1999 the Registrant issued 1,000 shares of its common stock to an individual as a consulting fee for the review of financial documents. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.

         In March, 1999 the Registrant issued 3,500 shares of its common stock to an employee of the Registrant as a bonus. The shares were valued at the time of issuance at $.75 per share. Such employee was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In March, 1999 the Registrant issued 100,000 shares of its common stock to a director of the Registrant for his services to the Registrant as director. The shares were valued at the time of issuance at $.75 per share. The director had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In March, 1999 the Registrant issued 86,300 shares of its common stock to an officer of the Registrant for accrued services to the Registrant as an officer. The shares were valued at the time of issuance at $.75 per share. The officer had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In March, 1999 the Registrant issued 1,600 shares of its common stock to an individual as a consulting fee for reviewing documents in connection with the G preferred offering. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In April, 1999 the Registrant issued an aggregate of 35,000 shares of its common stock to seven individuals (5,000 shares each) for their agreement to serve on the Registrant's Scientific Advisory Board. The shares were valued at the time of issuance at $.75 per share. Each of the individuals was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In May, 1999 the Registrant issued 6,667 shares of its common stock to an individual for services provided to the Registrant. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In July, 1999 the Registrant issued 800 shares of its common stock to an individual as a consulting fee for reviewing documents in connection with H preferred offering. The shares were valued at the time of issuance at $.75 per share. Such individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In July, 1999 the Registrant issued 10,000 shares of its common stock to the Registrant's corporate secretary for her services as secretary. The shares were valued at the time of issuance at $.75 per share. She had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.

         In July, 1999 the Registrant issued 33,933 shares of its common stock to an officer of the Registrant as employment compensation. The shares were valued at the time of issuance at $.75 per share. The individual had access to all material information regarding an investment in the Registrant. Accordingly, the issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder.

         In July, 1999 the Registrant issued 5,000 shares of its common stock to an individual as a consulting fee for investor relations services. The shares were valued at the time of issuance at $.75 per share. The individual was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, the issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In August, 1999 the Registrant sold an aggregate of 379,100 shares of its common stock in a private placement to 14 investors for an aggregate consideration of $284,325 ($.75 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         In September, 1999 the Registrant issued 20,000 shares of its common stock to an officer of the Registrant as employment compensation. The shares were valued at the time of issuance at $.75 per share. Such officer had access to all material information regarding an investment in the Registrant. Accordingly, this issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         On November 1, 1999 the Registrant's shareholders approved a three for two reverse stock split. Prior to the split, the Registrant had 12,981,773 common shares outstanding and, following the split, there were 8,654,515 common shares outstanding.

         During January and February, 2000 the Registrant sold an aggregate of 172,796 shares of its common stock in a private placement to seven investors for an aggregate consideration of $194,399 ($1.125 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         On March 8, 2000, the Registrant entered into a contract to purchase land and, as part thereof, agreed to issue 102,000 shares of its common stock as earnest money towards the total purchase price of $1,189,515 (unaudited). The stock is being held by the seller's real estate agent pending the closing of the sale. The purchaser is an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and was provided with access to all material information regarding an investment in the Registrant and was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder

         During March, 2000 the Registrant sold an aggregate of 76,330 shares of its common stock in a private placement to nine investors for an aggregate consideration of $85,874 ($1.125 per share). Each of the purchasers was an existing shareholder of the Registrant and an accredited investor, as defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), who was provided with access to all material information regarding an investment in the Registrant and who was given the opportunity to ask questions of and receive answers from the executive officers of the Registrant. Accordingly, these issuances were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

         All  stock  certificates   issued  in  connection  with  the  foregoing
transactions were legended to reflect their restricted status.

Item 27. Exhibits

         (a) Exhibits:

1. Underwriting and Selling Agreement, dated August 4, 1999 between the Registrant and Three Arrows Capital Corp., including Letter Agreement, dated August 3, 1999, between the Registrant and Three Arrows Capital Corp.
1.1 Escrow Agreement, dated March __, 2000, by and among the Registrant, the Underwriter and Norwest Bank Colorado, N.A. (to be filed by amendment)
3.1       Copy of Registrant's Amended and Restated Articles of Incorporation.
3.1.1 Copy of Registrant's Articles of Amendment to the Articles of Incorporation, as filed with the Colorado Secretary of State on October 30, 1992.
3.1.2 Copy of Registrant's Articles of Amendment to the Articles of Incorporation, as filed with the Colorado Secretary of State on November 9, 1999.
3.2       Copy of Registrant's Bylaws.
4.1       Specimen Common Stock Certificate.
4.2 Form of Representative's Warrant Agreement between Registrant and Three Arrows Capital Corporation. (to be filed by amendment)
5.1 Opinion by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C., as to legality of the shares of Common Stock offered by the Company. (to be filed by amendment)
10.1 Copy of Second Amendment to Employment Agreement, effective as of January 1, 1999 between Registrant and Malcolm H. Benedict.
10.2 Copy of Employment Agreement, effective as of April 1, 1998 between Registrant and Donald A. Ludwig, Ph.D.
10.3 Letter of Proposal, dated September 30, 1999, from DVI Financial Services, Inc. to the Registrant.
10.4 Pre-Contract Agreement, dated March 11, 1998 between the Registrant and Ebco Technologies
10.5 Contract to Buy and Sell Real Estate, dated March 8, 2000, between the Registrant and Horizon Investments, LLC
10.6 Agreement to Amend/Extend Contract, dated March 15,2000, between the Registrant and Horizon Investments, LLC
23.1      Consent of Cordovano and Harvey, P.C
23.2 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C., (included in Exhibit 5.1).
27.1      Financial Data Schedule as of December 31, 1999.

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file  during  any  period in which  offers or sales are
         being  made   pursuant  to  Rule  415  under  the   Securities   Act  a
         post-effective amendment to this Registration Statement:

                           (i) To  include  any  prospectus  required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any additional or  changed  material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  To  file  a  post-effective   amendment  to  remove  from
         registration any of the securities that remain unsold at the end of the offering.

          Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Amended and Restated Articles of Incorporation, as amended, its Bylaws, the Colorado Business Corporation Act or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant for expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes:

                  (1) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                  (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, in the City of Longmont, State of Colorado, on the 27th day of March, 2000.

                                MOLECULAR DIAGNOSTICS & THERAPEUTICS, INC.

                                By: /s/ Malcolm H. Benedict
                                    ---------------------------------
                                    Malcolm H. Benedict, Chairman of the Board,
                                    Chief Executive Officer, President and
                                    Treasurer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates stated.

       Signature                           Title                       Date
       ---------                          -------                      ----

/s/Malcolm H. Benedict            Chairman of the Board,          March 27, 2000
-----------------------          Chief Executive Officer,
Malcolm H. Benedict        President, Treasurer and Director

/s/Donald A. Ludwig             Executive Vice President          March 27, 2000
-----------------------                and Director
Donald A. Ludwig

/s/Janet L. Davis                Secretary and Director           March 27, 2000
-----------------------
Janet L. Davis